UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240.14a-12

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 11, 2016

TO OUR STOCKHOLDERS:

On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 21, 2016 at 11:00 a.m. at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia.

Details about the Annual Meeting, nominees for election to the Board of Directors and other matters to be acted on at the Annual Meeting are presented in the Notice of Annual Meeting and Proxy Statement that follow.

It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. If you wish to vote in accordance with the directors’ recommendations, all you need do is sign and date the card. You may also vote over the Internet by following the instructions on the enclosed proxy card.

Please complete and return the proxy card in the enclosed envelope or vote over the Internet whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may do so by revoking your proxy at that time.

If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

Thank you for your support.

Sincerely,

Frédéric Villoutreix
Chairman of the Board and
Chief Executive Officer

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 11, 2016

The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Company’s corporate headquarters located at 100 North Point Center East, Suite 600, Alpharetta, Georgia, on Thursday, April 21, 2016 at 11:00 a.m. for the following purposes:

1.	To elect the three nominees for director named in the attached proxy statement for terms expiring at the 2019 Annual Meeting of Stockholders;

2.	To confirm and ratify the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan;

3.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016; and

4.	To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.
We currently are not aware of any other business to be brought before the Annual Meeting.

You may vote all shares that you owned as of February 25, 2016, which is the record date for the Annual Meeting. A majority of the outstanding shares of our Common Stock must be represented either in person or by proxy to constitute a quorum for the conduct of business. Your vote is important. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States. You may also vote over the Internet by following the instructions on the enclosed proxy card.

Sincerely,

Greerson G. McMullen
General Counsel and Secretary

March 11, 2016

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
100 North Point Center East, Suite 600
Alpharetta, Georgia 30022-8246

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy card are being furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation, referred to as either the “Company” or “SWM,” in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for use at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. The Company intends to mail this Proxy Statement and proxy card, together with the 2015 Annual Report to Stockholders, on or about March 11, 2016.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and Where is the Annual Meeting?

The Annual Meeting will be held on April 21, 2016, at 11:00 a.m. Eastern Time, at our principal executive office located at 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022.

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the attached Notice of Annual Meeting of Stockholders, including (i) the election of three directors for terms expiring in 2019, (ii) the confirmation and ratification of the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”) and (iii) the ratification of the Audit Committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares to act on those matters according to their best judgment.

Adjournment of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by the chairman of the Annual Meeting.

Who May Attend the Annual Meeting?

All stockholders of record at the close of business on February 25, 2016, the record date for the Annual Meeting, or their duly appointed proxies may attend the Annual Meeting. Although we encourage you to complete and return the attached proxy card by mail or vote over the Internet to ensure your vote is counted, you may also attend the Annual Meeting and vote your shares in person.

What Constitutes a Quorum for Purposes of the Annual Meeting?

Pursuant to Section 216 of the Delaware General Corporation Law and the Company’s By-Laws, a quorum for the Annual Meeting will be a majority of the issued and outstanding shares of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”), present in person or represented by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Who is Entitled to Vote at the Annual Meeting?

Each stockholder of record at the close of business on February 25, 2016, the record date for the Annual Meeting, will be entitled to one vote for each share registered in such stockholder’s name. As of February 25, 2016, there were 30,550,688 shares of Common Stock outstanding.

Participants in the Company’s Retirement Savings Plan (the “Plan”) may vote the number of shares they hold in that plan. The number of shares shown on a participant’s proxy card includes the stock units the participant holds in the Plan and serves as a voting instruction to the trustee of the Plan for the account in the participant’s name. Information as to the voting instructions given by individuals who are participants in the Plan will not be disclosed to the Company.

How May I Vote My Shares?

You can vote by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. Proxy cards received at the Company’s principal executive office prior to the Annual Meeting will be voted as instructed. You may also vote over the Internet by following the instructions on the enclosed proxy card or vote in person at the Annual Meeting.

If your shares are held in “street name” (i.e., if they are held through a broker, bank or other nominee), you may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically by using the Internet or by telephone. If your shares are held in “street name” and you wish to vote in person, you must obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote the shares at the Annual Meeting.

If your vote is received before the Annual Meeting, the named proxies will vote your shares as you direct.

How Does the Board Recommend that I Vote?

The Board unanimously recommends that you vote:

▪	FOR the three nominees for election to the Board named in Proposal One – Election of Directors;

▪	FOR Proposal Two – Confirmation and Ratification of the Company’s 2015 Long-Term Incentive Plan; and

▪	FOR Proposal Three – Ratification of the Selection of the Independent Registered Public Accounting Firm.

What Vote is Required to Approve Each Proposal?

Proposal One – Election of Directors. Directors will be elected by a plurality vote of shares of SWM’s Common Stock as of the record date present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the individuals who receive the greatest number of votes cast “FOR” will be elected as directors, up to the maximum number of directors to be chosen at the meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

Proposal Two – Confirmation and Ratification of the Company’s 2015 Long-Term Incentive Plan. The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter is required to approve Proposal Two.

Proposal Three – Ratification of the Selection of the Independent Registered Public Accounting Firm. The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the subject matter is required to approve Proposal Three.

What Happens if I Do Not Vote My Shares?

We encourage you to vote. Voting is an important stockholder right and helps to establish a quorum for the conduct of business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes are not counted as votes “FOR” or

“AGAINST” the proposals. Accordingly, abstentions will have no effect on Proposal One, since only votes “FOR” a director nominee will be considered in determining the outcome. Because they are considered to be present and entitled to vote for purposes of determining voting results, abstentions will have the effect of a vote “AGAINST” the other proposals.

Under the New York Stock Exchange (“NYSE”) rules, if your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares only on certain “routine” matters. Proposal Three is a “routine” matter under NYSE rules and, as such, your broker is permitted to exercise discretionary voting authority to vote your shares “FOR” or “AGAINST” the proposal in the absence of your instruction. The other proposals are not considered “routine” matters. Accordingly, if you do not direct your broker how to vote on such proposals, your broker may not exercise discretionary voting authority and may not vote your shares. This is called a “broker non-vote,” and although your shares will be considered to be represented by proxy at the Annual Meeting and counted for quorum purposes as discussed above, they are not considered to be shares “entitled to vote” at the Annual Meeting and will not be counted as having been voted on the applicable proposals.

How Can I Revoke My Proxy or Change My Vote?

At any time before it is voted, any proxy may be revoked by the stockholder who granted it by (i) delivering to the Company’s General Counsel and Secretary another signed proxy card or a signed document revoking the earlier proxy or (ii) attending the Annual Meeting and voting in person. You may also change your previously-submitted vote by submitting a subsequent vote over the Internet. The last vote received prior to the Annual Meeting will be the one counted.

If your shares are held in “street name” (i.e., if they are held through a broker, bank or other nominee), you may submit new voting instructions by contacting your broker, bank or other nominee. At any time before your previously-submitted vote or previously-granted proxy is voted, you may change such vote or revoke such proxy in person at the Annual Meeting if you obtain a legal proxy from the record holder (the broker, bank or other nominee) giving you the right to vote the shares.

Who Pays For the Proxy Solicitation?

The Company will pay the entire cost of the proxy solicitation. The Company will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees of the Company will not receive any additional compensation in connection with such solicitation.

Who Will Count the Vote?

American Stock Transfer & Trust Company has been engaged to tabulate stockholder votes and act as our independent inspector of election for the Annual Meeting.

STOCK OWNERSHIP

Significant Beneficial Owners

The following table shows the persons known to the Company as of February 25, 2016 to be the beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock. In furnishing the information below, the Company has relied solely on information filed with the Securities and Exchange Commission (the “SEC”) by the beneficial owners.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*	Sole Voting Power	Shared Voting Power	Sole Investment Power	Shared Investment Power

BlackRock Inc.(1) 55 East 52nd Street New York, NY 10022	2,914,040	9.6%	2,840,472	0	2,914,040	0

The Vanguard Group, Inc.(2) 100 Vanguard Blvd. Malvern, PA 19355	2,393,516	7.85%	43,390	2,700	2,349,326	44,190

T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	1,889,740	6.2%	305,819	0	1,889,740	0

First Trust Portfolios L.P.(4) First Trust Advisors L.P., and The Charger Corporation 120 East Liberty Drive, Suite 400 Wheaton, IL 60187	1,695,778	5.56%	0 0 0	0 145,977 145,977	0 0 0	1,549,801 1,695,778 1,695,778
* The percentages contained in this column are based solely on information provided in Schedules 13G (or amendments thereto) filed with the SEC by each of the beneficial owners listed above regarding their respective holdings of the Company’s Common Stock as of December 31, 2015.
________

(1)	Based solely on information contained in a Schedule 13G/A filed on January 27, 2016 by BlackRock Inc. to report its beneficial ownership of Common Stock.

(2)	Based solely on information contained in a Schedule 13G/A filed on February 10, 2016 by The Vanguard Group, Inc. (“Vanguard”) to report its beneficial ownership of Common Stock.

(3)	Based solely on information contained in a Schedule 13G/A filed on February 10, 2016 by T. Rowe Price Associates, Inc. to report its beneficial ownership of Common Stock.

(4)	Based solely on information contained in a Schedule 13G filed on February 3, 2016 by First Trust Portfolios L.P., to report its beneficial ownership of Common Stock.

Directors and Executive Officers

To assure that the interests of directors and executive officers are aligned with the Company’s stockholders, the Company requires both directors and key executive officers (including all of the Company’s Named Executive Officers, as described in the section entitled “Executive Compensation - Compensation Discussion & Analysis”) to own minimum amounts of Common Stock. Either directly or through deferred compensation accounts, each director must hold equity, or equity equivalents, in an amount at least equal in value to five times the value of the directors’ annual Board cash retainer. Each Named Executive Officer must hold equity (vested or unvested) equal to a multiple (from two to five), depending on the position held, of his or her annual base salary. Directors and key executive officers must meet these requirements by February 2017 or within five years of becoming subject to the policy, whichever is later.

The following table sets forth information as of February 25, 2016 regarding the number of shares of Common Stock beneficially owned by all directors and nominees, by each Named Executive Officer and by all directors and executive officers as a group. In addition to shares of Common Stock they own beneficially, all directors have at some point deferred part of their compensation from the Company through a deferred compensation plan for non-employee directors, explained in more detail under “Director Compensation” below. Under such plan, each director holds the equivalent of stock units in a deferral account. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

The Company’s insider trading policy prohibits directors and key executives (including all Named Executive Officers) from directly or indirectly hedging or pledging any of the Company’s equity securities. The policy also generally prohibits all officers, directors and employees of the Company (and its subsidiaries, independent contractors or consultants) from, among other things, engaging in short sales or transactions in publicly traded options, puts, calls or other derivative securities based on the Company’s equity securities on an exchange or any other organized market. No shares listed in the table are pledged as security.

Director and Executive Officer Beneficial Ownership Table
Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership	Number of Deferred Stock Units (1)	Percent of Class (2)

Allison Aden	6,238(3)	0	*

Claire L. Arnold	8,896	51,816	*

K.C. Caldabaugh	4,000	30,027	*

Robert Cardin	8,170(4)	0	*

Jeffrey A. Cook	0	0	0

Stephen Dunmead	3,378(5)	0	*

Michel Fievez	114,301(6)	0	*

William A. Finn	17,162	4,353	*

Heinrich Fischer	3,556	0	*

Jeffrey J. Keenan	0	493	*

Greerson G. McMullen	26,617(7)	0	*

Don Meltzer	2,128(8)	0	*

John D. Rogers	2,004	15,646	*

Frédéric P. Villoutreix	422,107(9)	0	1.38%

Anderson D. Warlick	5,218	15,933	*

All directors and executive officers as a group	623,775	118,268	2.04%
________

(1)	Represents the equivalent of stock units, including accumulated dividends, held in deferral accounts.

(2)
Percentages are calculated based on 30,550,688 shares of Common Stock issued and outstanding on February 25, 2016, excluding shares held by or for the account of SWM or its subsidiaries, plus shares deemed outstanding pursuant to Rule 13d-3(d)(1). An asterisk shows ownership of less than 1% of the shares of Common Stock outstanding.

(3)	Includes 2,119 shares of restricted stock that will vest February 2017; 2,119 shares that will vest February 2018; and 2,000 shares of restricted stock that will vest December 2019.

(4)
Includes 263 shares of restricted stock that vested February 25, 2016 (102 of which were surrendered to fulfill tax obligations); 621 shares of restricted stock that vested February 26, 2016; 1,859 shares of restricted stock that will vest in February 2017; 433 shares of restricted stock that vest February 2018; and 5,000 shares of restricted stock that will vest January 2020.

(5)	Restricted stock that vested February 26, 2016.

(6)
Includes 11,478 shares that vested February 2015 and, 2,822 shares of restricted stock that vested February 26, 2016 but continued to have a two-year restriction on transfer. All vested shares include the power to vote such shares. Also includes 7,581 shares of restricted stock that will vest February 2017 and 1,026 shares that will vest in February 2018; all of which do not include the power to vote such shares.

(7)
Includes 1,014 shares of restricted stock that vested February 25, 2016 (392 of which shares were surrendered to fulfill tax obligations); 1,784 shares that vested February 26, 2016; 6,551 shares that will vest February 2017; 7,000 shares of restricted stock that will vest May 2017; 1,044 shares that will vest February 2018; and 5,000 shares that will vest January 2020.

(8)	Includes 1,064 shares of restricted stock that will vest February 2017 and 1,064 shares of restricted stock that will vest February 2018.

(9)
Includes 6,730 shares of restricted stock that vested February 25, 2016 (2,662 of which were surrendered to fulfill tax obligations); 11,842 shares of restricted stock that vested February 26, 2016; 44,870 shares of restricted stock that will vest February 2017; and 8,317 shares that will vest February 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

Based solely on a review of copies of such reports filed with the SEC and written representations from the Company’s directors and executives that no other reports were required, the Company believes that all of its directors, executive officers and greater than 10% stockholders complied with the reporting requirements of Section 16(a) applicable to them since January 1, 2015.

PROPOSAL ONE
ELECTION OF DIRECTORS

Number of Directors; Board Structure

SWM’s By-Laws provide that the number of directors on its Board shall be fixed by resolution of the Board from time to time and, until otherwise determined, shall not be less than six nor more than twelve. The Board presently has eight members. The Board is divided into three classes of directors of the same or nearly the same number. The table below shows the allocation of our directors, effective as of the date of the Annual Meeting, across these three classes:

Class I - Current Term Ending at 2017 Annual Meeting	Class II - Current Term Ending at 2018 Annual Meeting	Class III – Current Term Ending at 2016 Annual Meeting; Nominees for Election at 2016 Annual Meeting
Claire L. Arnold	William A. Finn	K.C. Caldabaugh
Heinrich Fischer	John D. Rogers	Frédéric P. Villoutreix
Jeffrey J. Keenan		Anderson D. Warlick

Nominees for Director

Upon recommendation of the Nominating & Governance Committee, the Board has nominated Messrs. K.C. Caldabaugh, Frédéric P. Villoutreix and Anderson D. Warlick for election to the Board as Class III directors to serve a three-year term ending at the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Messrs. Caldabaugh, Villoutreix and Warlick are all current members of the Board, and the Board has determined that Messrs. Caldabaugh and Warlick are independent pursuant to the independence standards of the SEC, the NYSE and the Company. Mr. Villoutreix is a member of management and is not independent. Each nominee for director has consented to serve if elected. Should the nominees become unable to serve, proxies may be voted for another person designated by the Board. Proxies can only be voted for the number of persons named as nominees in this Proxy Statement, which is three.

The Board has nominated Mr. Caldabaugh as a Class III director this year in order to facilitate director succession planning. Mr. Caldabaugh was nominated and re-elected at the 2015 Annual Meeting of Stockholders as a Class II director. Reclassifying Mr. Caldabaugh as a Class III director and having him stand for re-election by stockholders again this year will enable him, assuming he is re-elected at the Annual Meeting, to serve as a director until his expected retirement at the 2019 Annual Meeting of Stockholders. Had he not been so reclassified, Mr. Caldabaugh’s service as a director would have concluded no later than the 2018 Annual Meeting of Stockholders, due to our retirement age limit on director service. In that case, Mr. Caldabaugh’s retirement would have coincided with Mr. Finn’s expected retirement, as Mr. Finn would also reach the retirement age limit on director service by that year. See “Board Succession Planning” additional details. Thus, the Nominating & Governance Committee and the Board determined that it would be in the best interests of the Company and its stockholders to reclassify Mr. Caldabaugh as a Class III director and thereby, subject to his re-election by stockholders, extend his service as a director to the date of the 2019 Annual Meeting in order to stagger the expected departures of Messrs. Finn and Caldabaugh. Mr. Caldabaugh has consented to the reclassification and his nomination as a Class III director.

In addition, in advance of the upcoming expected director retirements and in order to allow for orderly director transition, upon the recommendation of the Nominating & Governance Committee, Mr. Keenan was appointed by the Board as a Class I director in February 2016 and is not a nominee for election at the Annual Meeting. The Board designated Mr. Keenan as a Class I director, with a term expiring at the 2017 Annual Meeting, to maintain the three classes of directors as nearly equal in number as possible in accordance with the By-Laws of the Company. See “Board Succession Planning” for additional details.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election to the Board of each of the three nominees for director.

Background Information on Nominees and Continuing Directors

The names of the nominees and the directors continuing in office, their ages as of the date of the Annual Meeting, their principal occupations and directorships during the past five years and certain other biographical information are set forth on the following pages.

Nominees For Election to the Board of Directors

Name	Age	Director Since	Business Experience and Directorships

K.C. Caldabaugh	69	1995	Principal of Heritage Capital Group, an investment banking firm, since 2001
Frédéric P. Villoutreix	51	2007	Chief Executive Officer and Chairman of the Board of SWM, since 2009
			Chief Operating Officer of SWM, 2006 – 2008
			Vice President, Abrasives Europe and Coated Abrasives World, Compagnie de Saint-Gobain, 2004 – 2005

Anderson D. Warlick	58	2009	Vice Chairman and Chief Executive Officer of Parkdale, Inc. and its subsidiaries, a privately held textile and consumer products company since 2000

Members of the Board of Directors Continuing in Office

Name	Age	Director Since	Business Experience and Directorships

Claire L. Arnold	69	1995	Chief Executive Officer of Leapfrog Services, Inc., a computer support company and network integrator, since 1998
			Director of Ruby Tuesday, Inc., 1994 – 2012

William A. Finn	70	2008	Chairman of AstenJohnson Holding Ltd., a holding company that has interests in paper machine clothing manufacturers, since 2006
			Chairman and Chief Executive Officer of AstenJohnson, Inc., a paper machine clothing manufacturer, 1999 – 2006

Heinrich Fischer	66	2014	Founder, Co-owner and Chairman of Diamondscull AG, a company that invests in medical and environmental startups, since 2007
			Chief Executive Officer of SaurerGroup, 1986 – 2007
			Chairman of Orell Füssli AG since May 2012
			Director of Sensirion AG since August 2011
			Director of Hilti AG since 2007
			Director of Tecan AG since 2007

Jeffrey J. Keenan	58	2016	Senior Advisor of Roark Capital Group, a private equity fund, since 2015
			President and Chief Compliance Officer of Roark Capital Group, 2006 – 2015
			President of The United Company, an industrial conglomerate operating in the financial services, oil and gas development, industrial supply distribution and golf course businesses, 2002 – 2005
			Chairman of IESI Corporation, a waste collection, recycling and landfill disposal service company, 1996 – 2005

John D. Rogers	54	2009	Founding Partner & Principal of Jade River Capital Management, LLC, 2007 – 2008
			President, Chief Executive Officer and Director of CFA Institute, an association of investment professionals, 2009 – 2014
			President and Chief Executive Officer, Invesco Institutional N.A., Senior Managing Director and Head of Worldwide Institutional Business, AMVESCAP Plc., a mutual fund company, 2003 – 2006
			Director (and member of the Audit, Remuneration and Nominations and Governance Committees) of OM Asset Management plc. since 2014

Director Qualifications for Service on the Company’s Board

The particular experience, qualifications, attributes and skills that led the Board to conclude that each of the nominees for director and directors continuing in office should sit on the Board is summarized below:

K.C. Caldabaugh

Mr. Caldabaugh has served as the chief financial officer of publicly-traded companies outside the paper industry and as the chief executive officer of a private company in the paper industry, including turnaround and distressed company situations. Subsequently, he has served as a principal in an investment banking firm that provides strategic planning advice and acts as an advisor in multi-faceted mergers and acquisitions. Mr. Caldabaugh’s background provides the Board with extensive experience related to the Company’s mergers, acquisitions and other strategic transactions, restructuring programs, evaluation and implementation of growth opportunities and strategic planning, in addition to his experience with financial controls and reporting.

As a member of the Company’s Board, Mr. Caldabaugh is the Chair of the Nominating & Governance Committee and has served several terms as SWM's Lead Non-Management Director. In addition, his experience as a chief financial officer provides experience directly relevant to his participation on the Company’s Audit Committee as one of the Committee’s financial experts.

Frédéric P. Villoutreix

As current Chairman and Chief Executive Officer and former Chief Operating Officer, Mr. Villoutreix brings a unified vision and depth of understanding of the operational, financial, and strategic elements of the Company to the Board. He also serves as the primary liaison between management and the Board and fills the core leadership role for both groups. His experience, both within the Company and in the various management positions and international assignments he held with his previous manufacturing-based employer, enhanced his ability to perform these functions.

Anderson D. Warlick

As the vice chairman and chief executive officer of a company that utilizes domestic and foreign manufacturing sites to produce and compete world-wide in primarily commodity product lines, Mr. Warlick brings experience to the Board in operational excellence, operating in less developed countries and effective management and deployment of fixed assets situated in different positions along the cost curve of competitive facilities. These skills and experience are directly related to developing and guiding the implementation of solutions to the Company’s current and strategic challenges.

Mr. Warlick currently serves on the boards of three private corporations, one of which he serves as lead director, and is a member of their compensation and nominating & governance committees. He previously served as a director of an additional private company, including as the lead director and a member of the audit committee. The experience he acquired in these roles contributes to his service as the Company’s Lead Non-Management Director and on the Company’s Compensation and Nominating & Governance Committees.

Claire L. Arnold

Ms. Arnold has served as a director of five NYSE-listed small capitalization companies, including service as the chair of nominating & governance, compensation and audit committees, as well as lead director. As a member of the Company's Board she has also served in the capacity of Lead Non-Management Director and currently serves as Chair of its Compensation Committee. Ms. Arnold’s broad experience on other boards and board committees allows her to provide substantial value and insight into best governance practices on such critical topics as executive compensation and governance. From a business perspective, Ms. Arnold was the chief executive officer of a large, private distribution company for 15 years, building it from $30 million in sales when acquired in a leveraged buy-out to sales of $1.2 billion, accomplishing that equally through organic growth and through a series of acquisitions. The company distributed tobacco products, among other things, giving Ms. Arnold direct insight into dealing with SWM’s major customers. Ms. Arnold is currently the chief executive officer of Leapfrog Services Inc., a managed services company and network integrator. Her experience with information technology management systems has been directly relevant to an area in which the Company has made substantial capital investments. Her experience and background as a chief executive officer and service on public company audit committees also qualifies her as a financial expert. Ms. Arnold’s direct experience running a large enterprise, as well as her role in identifying, negotiating and managing the integration of acquisitions, makes Ms. Arnold a valuable asset to the Board in exercising its oversight and input on strategic planning.

William A. Finn

Mr. Finn has served on eight private company boards and is currently the chairman of two such boards and the vice chair of a third such board. He also has extensive experience with service on non-profit boards. He served as the chief executive officer of a paper machine clothing manufacturer with international production sites, including in China. His background as chief executive officer for 24 years of an international manufacturing enterprise and his board experience has given him deep familiarity with management, human resources, financial, sales and general administrative issues. His experience and perspective as an operator of a manufacturing enterprise and with operational and safety excellence initiatives implemented domestically and internationally is of particular relevance to the Board.

Mr. Finn also brings a wealth of experience relative to audit committee and compensation committee matters, having dealt with both throughout his career as chief executive officer of AstenJohnson and as a director on other company or non-profit boards. In these roles, he has dealt with chief financial officers, controllers, treasury, information technology, audit and cash management issues as well as the interaction with, and management of, independent outside auditors. He has also served on two compensation committees and a human resources committee. Presently, he is the chair of the audit committee for Seaman Corp. Mr. Finn has served in the capacity of SWM's Lead Non-Management Director and serves on the Nominating & Governance Committee and on the Audit Committee as one of the Audit Committee’s financial experts.

Heinrich Fischer

Mr. Fischer has extensive experience with service on boards of publicly-traded companies. In addition, he has extensive international experience, including a proven track record of successfully running manufacturing-oriented businesses on a global level, including in Asia. In addition, as a former chief executive officer and a founder and chairman of an investment company, he has broadly-based business skills, a solid understanding of the principles that create stockholder value and experience assisting companies as they navigate strategic challenges. He also has extensive experience with mergers and acquisitions. The experience he has acquired in these roles contributes to his service on the Company’s Compensation Committee.

Jeffrey J. Keenan

Mr. Keenan has extensive experience serving on private company boards. He has been a member of 29 boards of directors and is currently a member of two private company boards. He is a Senior Advisor at Roark Capital Group. Previously, he was the President, Chief Operating Officer and Chief Compliance Officer of Roark Capital Group, a private equity fund with over $5 billion of capital under management. In addition to his diverse experience with a variety of capital management firms, Mr. Keenan is also the former president of a diversified private holding company with operations in energy, real estate, and financial services. Mr. Keenan has broadly-based business skills that will add value to the Board’s management of the Company, including strategic planning, financial and U.S. and international tax expertise as well as deep experience in multiple industries. Mr. Keenan has been appointed to the Company’s Audit Committee, where he is one of the Committee’s financial experts.

John D. Rogers

Mr. Rogers has extensive experience with large investment fund management firms, ranging from chief investment officer to president and chief executive officer. He served as president and chief executive officer of the CFA Institute, the world’s leading association of investment professionals, for five and a half years until June 2014. Mr. Rogers currently serves as a director and member of the audit, remuneration and nominations and governance committees of a global investment management firm. In addition, he has served for nine years on the boards of NYSE-listed firms and as a director of multiple non-profit organizations. His chief executive officer experience and extensive experience in the investment management industry, including as an equity and fixed income investor and analyst, has equipped him with a range of skills that relate directly to identifying and driving the elements that create value and maximize the effective utilization of capital. Mr. Rogers is a CFA charterholder. His perspective enhances the Board’s ability to relate to and represent the interests of the Company’s stockholders. Mr. Rogers is one of our Audit Committee’s financial experts and contributes these skills as Chair of the Audit Committee.

Nomination of Directors

Directors may be nominated by the Board or by stockholders in accordance with the By-Laws of the Company. The Nominating & Governance Committee, which is composed of three independent directors, identifies potential candidates and reviews all proposed nominees for the Board, including those proposed by stockholders. The Nominating & Governance Committee selects individuals as director nominees who have the highest personal and professional integrity and whose background and skills will enhance the
Board’s ability to serve the long-term interests of the Company’s stockholders. The candidate review process includes an assessment of the person’s judgment, experience, financial expertise, independence, understanding of the Company’s business or other related industries, commitment and availability to prepare for and attend Board and Standing Committee meetings and such other factors as the Nominating & Governance Committee determines are relevant in light of the needs of the Board and the Company. In seeking director candidates, the Nominating & Governance Committee uses a director candidate qualification matrix that compares the skills, experience, and competencies of existing directors, directors that are expected to retire in the near or medium-term and the anticipated future strategic and, operational strategies and development needs of the Company in order to identify skills, experience and/or competencies that may otherwise be absent from the Board’s future composition. It also uses its and the Board’s professional contact networks and/or director search firms to identify and recommend to the Board suitable director candidates. Mr. Keenan, who as noted above was appointed to the Board as a Class I director in February 2016, was identified and recommended as a director candidate to the Nominating & Governance Committee by a director who serves on that Committee.

The Nominating & Governance Committee selects qualified candidates consistent with criteria approved by the Board and presents them to the full Board, which decides whether to nominate the candidate for election to the Board. The Nominating & Governance Committee Charter authorizes the Nominating & Governance Committee to retain such outside experts, at the Company’s expense, as it deems necessary and appropriate to assist it in the execution of its duties. The Nominating & Governance Committee evaluates candidates recommended by stockholders in the same manner as it evaluates other candidates. A further discussion of the process for stockholder nominations and recommendations of director candidates is found under the caption “How Stockholders May Nominate or Recommend Director Candidates.”

Board Diversity

The Company does not have a formal policy concerning the diversity of its directors. In practice, the Nominating & Governance Committee, with input from the Board, considers a list of criteria it seeks to address when seeking director candidates and then seeks candidates that best meet those criteria without limitations imposed on the basis of race, gender or national origin. Diversity of experience and perspective is considered in reviewing the composition of the Board.

Board Succession Planning

The Board, through its Nominating & Governance Committee, regularly reviews the particular skill sets required by the Board based on the nature of the Company’s business, strategic plans and regulatory challenges as well as the current performance of the incumbent directors. The By-Laws of the Company provide that a director is not eligible for election or re-election after his or her 72nd birthday. Customarily, a director chooses not to stand for re-election to the Board if his or her 72nd birthday occurs in the year in which he or she would be subject to re-election, even if such birthday occurs after the annual meeting of the Company’s stockholders. This is an added institutionalized mechanism for periodic change in directors in order to provide fresh insight.

Consequently, under the Company’s historical practice, Messrs. Finn and Caldabaugh would both retire as of the Company’s annual meeting of stockholders in 2018 and Ms. Arnold would retire as of the Company’s annual meeting of stockholders in 2020. As noted above under “Nominees for Director,” Mr. Caldabaugh has been reclassified as a Class III director and will stand for election at the

Annual Meeting. The Board elected to do this, acting upon the recommendation of the Nominating & Governance Committee, in order to facilitate the smooth transition of directors as Messrs. Finn and Caldabaugh retire and avoid those two experienced directors leaving the Board at the same time. As a result, if elected at the Annual Meeting, Mr. Caldabaugh would retire in 2019, one year after Mr. Finn will retire and one year before Ms. Arnold is due to retire.

As a further measure to ensure a smooth transition upon Mr. Finn’s retirement, the Board, upon the recommendation of the Nominating & Governance Committee, appointed Mr. Keenan to the Board as a Class I director effective as of February 25, 2016, approximately two years in advance of Mr. Finn’s expected retirement. The Nominating & Governance Committee expects to continue to seek director candidates to replace current directors as they retire and to recommend that they be appointed to the Board appropriately in advance of the effective retirement date of the applicable director.

How Stockholders May Nominate or Recommend Director Candidates

Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors by complying with the procedures set forth in the Company’s By-Laws, a copy of which may be obtained from the Company’s General Counsel and Secretary. The notice of intent to nominate a candidate for the Board must satisfy the requirements described in the By-Laws and be received by the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary date of the preceding year’s annual meeting. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

Stockholders may recommend a director candidate for consideration by the Nominating & Governance Committee by notifying the Company’s General Counsel and Secretary in writing at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022. The information that must be included in the notice and the procedures that must be followed (including the timeframe for submission) by a stockholder wishing to recommend a director candidate for the Nominating & Governance Committee’s consideration are the same as would be required under the By-Laws if the stockholder wished to nominate that candidate directly.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Philosophy

The Company’s executive compensation philosophy centers on three tenets:
▪    Pay for performance;
▪    Alignment with stockholders; and
▪    Total target compensation set within a range of market median value for like skills and responsibilities.

Implementation of Philosophy

The Compensation Committee of the Board (the “Committee”) is responsible for implementing the Company’s executive compensation philosophy and overseeing the Company’s executive compensation program. The Committee implements the Company’s executive compensation philosophy by:
▪    Allocating a significant portion of total target compensation to incentive-based compensation opportunities;
▪    Setting incentive plan objectives that the Committee believes directly or indirectly contribute to increased stockholder value;
▪    Awarding a significant portion of total compensation opportunity in the form of equity;
▪    Utilizing an annual competitive compensation study to guide decisions regarding total and individual compensation components and values; and
▪    Requiring Named Executive Officers and other executives to acquire and hold a significant equity interest in the Company within five years after joining the Company.

Named Executive Officers

For 2015, the Company’s Named Executive Officers were:

Name	Position

Frédéric P. Villoutreix	Chief Executive Officer

Allison Aden (1)	EVP, Finance and CFO

Michel Fievez	EVP, Engineered Papers

Donald Meltzer (1)	EVP, Advanced Materials & Structures

Greerson G. McMullen	General Counsel and Secretary

Robert Cardin (2)	Controller, Treasurer and Interim CFO

Jeffrey A. Cook (3)	Former EVP, CFO and Treasurer

Stephen D. Dunmead(4)	Former Chief Operating Officer

______________
(1) Ms. Aden and Mr. Meltzer joined the Company in 2015.
(2) Mr. Cardin, the Company’s Controller, served as interim CFO and Treasurer beginning on April 3, 2015 when Mr. Cook retired from the Company, and ending on October 31, 2015 when Ms. Aden joined the Company.
(3) Mr. Cook retired from the Company, effective April 3, 2015.
(4) Mr. Dunmead resigned from the Company, effective April 10, 2015.

Pay for Performance

In 2015, key metrics were as follows:

$ in millions, except per share amounts	2013	2014	2015
Net Sales	$772.8	$794.3	$764.1
Operating Profit from continuing operations	$124.9	$106.1	$102.2
Net Income	$76.1	$89.7	$89.7
Net Income Per Share-Diluted	$2.42	$2.93	$2.94
Cash Provided by Operations	$178.1	$165.9	$144.7

Results have been recast for the effect of discontinued operations for all periods.

Alignment with Stockholders

A significant percentage of our Named Executive Officers’ total target compensation was incentive-based, delivered in the form of annual cash incentive awards and performance-based restricted stock. For 2015, incentive compensation comprised at least 75% of the targeted total compensation for the Chief Executive Officer and, on average, 50% of the targeted total compensation for our other Named Executive Officers serving as executive officers at the time of the annual equity grants and who remained as executive officers as of December 31, 2015. The Committee believes that both these forms of compensation reward achievement of key drivers of stockholder value, including earnings per share, EBITDA, gross profit, net sales and free cash flow.

A significant portion of the Named Executive Officers’ compensation is also delivered in the form of equity, rather than cash, to further align the interests of our Named Executive Officers with the interests of our stockholders. For 2015, equity-based compensation comprised at least 50% of the targeted total compensation for the Chief Executive Officer and, on average, 25% of the targeted total compensation for our other Named Executive Officers serving as executive officers at the time of the annual equity grants and who remained as executive officers as of December 31, 2015.

Market-Based Competitive Compensation Levels

During 2015, the Committee continued its philosophy of setting compensation within a range of the market median for each position, which experience has shown is the level at which the Company has been able to recruit and retain the level of talent that the Committee deems to be in the best interests of the Company and its stockholders. Compensation paid to the executive team is based on competitive market data developed annually by an independent compensation consultant retained by the Committee. For the 2015 analysis, the Committee retained Towers Watson, which has no other ties to management or business with the Company that the Committee believes could impair its assessment.

The competitive compensation analysis prepared by Towers Watson in September 2014 for evaluating 2015 compensation was intended to reflect the scope of an executive’s responsibilities, experience in the position, and competitive market conditions. The main basis used for comparison was published survey data. For the 2015 compensation review of compensation for U.S.-based Named Executive Officers, Towers Watson compiled compensation data from the following compensation surveys: Towers Watson’s 2014 General Industry Executive Compensation Database; Towers Watson’s 2013 Survey Report on Top Management Compensation; and Mercer’s 2014 Executive Benchmark Database, while the 2015 compensation review for the Named Executive Officer based in France was based on the Towers Watson’s 2013 France Executive Compensation Database. The survey data is used for all SWM executives as the primary tool for market comparisons, this source provides larger sample sizes and more direct matching between positions. All published survey data was aged to a common date of July 1, 2015 using an annual aging factor of 3.0% per year.

The September 2014 compensation analysis also relied on proxy statement data from a peer group of 15 companies to supplement the primary compensation survey sources used for benchmarking purposes with respect to the Chief Executive, Chief Financial Officer and General Counsel positions. The Committee believes that the Company’s peer group should reflect the industries in which the Company potentially competes for business, executive talent and capital.

In 2014, as part of its ongoing review of the Company’s executive compensation program, the Committee instructed Towers Watson to re-evaluate the Company’s historical peer group. Based on this review, Towers Watson recommended a revised peer group including the following nine companies identified by ISS Proxy Advisory Services, a proxy advisory firm, as peers of the Company in its 2014 review of the Company: KapStone Paper and Packaging Corporation, Minerals Technologies, OMNOVA Solutions Inc., Neenah Paper, Inc., Myers Industries, Innospec, Inc., RTI International Metals Inc., Quaker Chemical Corporation, and Zep Inc. In addition, Towers Watson included the following six companies based on comparability in company revenue size and business model: Louisiana-Pacific Corporation, Clearwater Paper Corporation, PH Glatfelter Company, Deluxe Corporation, Verso Paper Corporation, and OM Group Inc. The 2015 peer group was modified from the peer group that was used to evaluate 2014 compensation decisions, with the (i) removal of Amcol International Corporation due to its 2014 acquisition by Minerals Technologies, Headwaters Inc. given its dissimilarity of industry (construction materials), and Wausau Paper Corp. given its incomparable revenue size to SWM and (ii) addition of Minerals Technologies, Myers Industries, Quaker Chemical Corporation, and Zep Inc. given their comparability of revenue size and industry focus (and inclusion in the 2014 ISS peer group). Included in the September 2014 compensation analysis was an overview of the peer group companies’ performance compared to that of the Company for fiscal years 2011 through 2013, based on these companies’ public filings. The median of the peer group’s 3-year average return on capital was 8%. In comparison, the Company’s 3-year average return on capital was 15%, higher than 90% of its peers.

In October 2015, as part of its ongoing review of the Company’s executive compensation program, the Committee instructed Towers Watson to re-evaluate the Company’s historical peer group. Based on this review, Towers Watson recommended a revised peer group to (i) remove Verso Paper Corp. due to its poor performance and lack of international revenues, RTI International Metals, Inc. due to its acquisition by Alcoa, and Zep Inc. due to its acquisition by New Mountain Capital and (ii) add AEP Industries, Balchem Corporation, Calgon Carbon, and Platform Specialty Products Corporation due to comparability in revenue size and industry.

The Committee uses the compensation analysis as a guide to determine whether executives’ compensation is competitive. The analysis evaluates the following components: base salary; annual incentive bonus (assuming attainment of the target objective level, as a percentage of base salary); target total cash compensation (base salary plus target level annual incentive); long-term incentive compensation (assuming attainment of the target objective level); and target total direct compensation, which is the sum of base salary plus annual incentive plus long-term incentive compensation at the target level.

Towers Watson considered 2015 target total direct compensation to be competitive if it fell with +/-20% of the market median. The compensation of Michel Fievez, EVP, Engineered Papers, exceeds the + 20% variance due to the competitive recruitment of Mr. Fievez given his extensive knowledge and experience in the industry. At the time of the peer group analysis, Mr. Fievez served as head of the Company’s global operations for the Paper and RTL businesses, was a member of the Company’s Executive Strategic Council, and also had responsibilities for our two joint ventures in China. Therefore, Mr. Fievez’s role within the Company has more responsibilities and retention risk than the benchmarked positions and the Committee, in consultation with Towers Watson, determined that the adjustment from the market median was appropriate to reflect these differences in responsibilities. In 2015, Mr. Fievez was promoted to EVP, Engineered Papers to lead the Company’s newly-combined Paper and RTL businesses. In the fourth quarter of 2015, the Company combined its Paper and RTL reporting segments into one reporting segment, Engineered Papers.

Executive Compensation Plans, Form of Payment and Approval Process

The 2015 executive compensation program applicable to the Named Executive Officers consisted of the following principal elements:

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation

Base Salary	Competitive Compensation Analysis; subjective evaluation of performance applied to adjust +/− 10% from 50th percentile of the market reference point.	Cash
Annually, Chief Executive Officer recommends and the Committee approves for all Named Executive Officers other than Chief Executive Officer. Chief Executive Officer’s base salary is approved annually by the Committee, with ratification by the independent members of the Board.

Annual Incentive	Competitive Compensation Analysis; annual incentive opportunity is based on a percentage of base salary; attainment is performance-based and measured over a year.	Cash
Chief Executive Officer recommends and the Committee approves: (i) Named Executive Officer participation in the annual incentive program; (ii) corporate and business unit objectives at beginning of cycle; and (iii) performance against corporate, business unit and individual objectives at year end. Committee approves, with ratification by the independent members of the Board, Chief Executive Officer participation in the annual incentive program, his objectives and his performance against corporate and individual objectives at year end.

Equity Awards	Competitive Compensation Analysis for performance share award and time-based share award opportunities based on a percentage of base salary; achievement is performance and service-based.
Restricted stock performance shares granted following the completion of each year of an award cycle and generally vest one year after grant.

Time-based restricted stock granted at the beginning of the year and generally vest in two tranches over a two-year period.

Dividends and voting rights attach when granted.

Chief Executive Officer recommends target grant levels and performance share objectives for each Named Executive Officer and the Committee approves (i) performance share objectives and (ii) evaluation of performance against objectives. The Committee approves, with ratification by the independent members of the Board, Chief Executive Officer target grant levels and evaluation of performance against objectives.

Compensation Element	Method for Establishing its Value	Form of Payment	Who Establishes Objectives and Participation

Executive Severance Plan(1)
Provides a severance benefit equal to three times highest base salary and incentive compensation earned under the Company’s annual incentive program and certain other benefits over prior three years in case of a change of control and between 6-24 months salary in the event of a termination for other than cause or voluntary departure.
Cash
Participation in the Executive Severance Plan and the terms of the plan were approved by the Compensation Committee and the full Board, respectively. The multiples of annual compensation awarded by the plan were initially established based on a market assessment. The plan was revised in 2012 to eliminate excise tax gross-up payments for new participants.

Deferred Compensation Plan	In addition to a participant’s voluntary deferral of salary or bonus that has been earned, Company contributions may be made to participant accounts.	Cash	The Chief Executive Officer recommends and the Committee must approve any discretionary Company contributions to the Deferred Compensation Plan.
_________

(1)
Change of control benefits are contingent upon providing continued services, as requested, through a change of control thereby increasing the ability of the Company to accomplish that task with an intact management team, while recognizing a degree of security must be provided to retain officers who may well be out of a position following their implementation of such a change of control. Further information concerning the severance benefits are found in the “Potential Payments Upon Termination or Change of Control” section.

Base Salary

In November 2014, based on the compensation analysis performed by Towers Watson as well as individual performance, the Committee approved the 2015 annual base salaries for the then-serving Named Executive Officers, as set forth below:

Name	Position	2015 Base Salary	2014 Base Salary

Frédéric P. Villoutreix	Chief Executive Officer	$803,400	$780,000

Allison Aden	EVP, Finance and CFO	$440,000	N/A

Michel Fievez	EVP, Engineered Papers	$399,535(1)	$405,628(1)

Donald Meltzer	EVP, Advanced Materials & Structures	$415,000	N/A

Greerson G. McMullen	General Counsel and Secretary	$484,100	$470,000

Robert Cardin	Controller, Treasurer & Interim CFO	$311,777(2)	$241,000(2)

Jeffrey A. Cook	Former EVP, CFO and Treasurer	$355,402	$345,050

Stephen D. Dunmead	Former Chief Operating Officer	$499,550	$485,000
__________

(1)
Mr. Fievez’s compensation is paid in Euros and his 2014 base salary was converted at the December 31, 2014 exchange rate of 1.2136 Euros to the U.S. dollar and his 2015 base salary was converted at the December 31, 2015 exchange rate of 1.0867 Euros to the U.S. dollar. The amount shown for 2015 reflects his annual base salary approved in October 2015 in connection with Mr. Fievez’s promotion to EVP, Engineered Papers. Prior to October 2015, Mr. Fievez’s annual base salary had remained unchanged from the level established in 2014.

(2)
Mr. Cardin served as interim CFO and Treasurer beginning on April 3, 2015 when Mr. Cook retired from the Company and ending on October 31, 2015 when Ms. Aden joined the Company. At the end of each quarter during this period, Mr. Cardin received a true-up payment equal to the difference between his base salary and the 2015 base salary for Mr. Cook. For the time prior to and following his service as interim CFO, Mr. Cardin’s annual base salary was $250,702.

2015 Annual Incentive Program

Each year, Named Executive Officers are provided with a cash-based award opportunity that may be earned if performance objectives are achieved over a fiscal year period. Annual incentive compensation is intended to reward the performance of executive officers based on the attainment of the Company’s objectives. The 2015 target annual incentive opportunities for the Named Executive Officers, excluding Ms. Aden, who joined the Company in November 2015, ranged from 56.62% to 104.75% of a participant’s base salary, with maximum annual incentive opportunities for the Named Executive Officers in 2015 ranging from 86.33% to 190% of a participant’s base salary. Mr. Meltzer’s award opportunity for 2015 was pro-rated based upon his July 2015 start date, with a guaranteed payout equal to his pro-rated target award pursuant to the terms of his offer of employment. Due to her November 2015 start date, Ms. Aden did not participate in the 2015 annual incentive program. During 2015, Mr. Cardin’s annual incentive opportunity for the period in which he served as interim CFO was 65% of his base salary and for the periods prior to and following his service as interim CFO was 40% of his base salary, in each case, based on his base salary earned during the applicable period, including the base salary quarterly true-up payments discussed above.

Each year, objectives are established to measure corporate, business unit and individual performance, with the 2015 individual award component for Named Executive Officers not exceeding 30% of the total award opportunity. The Committee approved the corporate and business unit objectives, as applicable, for the Named Executive Officers. Objectives for the Named Executive Officers’ 2015 incentive award opportunities are set out below. These objectives were selected because they were deemed by the Committee to be the primary drivers for delivering increased stockholder value. The performance objectives were established based on prior year performance as well as the Company’s internal operating plan.

Annual incentive awards to Mr. Villoutreix and the Named Executive Officers in Shared Services (financial, legal, human resources and information technology) are based on achievement of corporate and individual objectives. The annual incentive award for Mr. Fievez is based on corporate, Engineered Papers business unit, and individual objectives and the annual incentive award for Mr. Meltzer was based on corporate, AMS business unit, and individual objectives. All 2015 corporate and business unit objectives exclude the impact of impairment and restructuring charges. Consistent with the design of the 2016 annual incentive program, given the significant fluctuations in currency exchange rates during 2015, the Committee determined to exclude the impact of currency fluctuations when determining performance achievement and annual incentive payouts.

	2015 Objectives
MEASUREMENT METRICS	Threshold	Target (100%)	Outstanding	Maximum

Corporate Metrics
100% Adjusted earnings per share(1)	$3.46	$3.60	$3.69	$3.80

Engineered Papers (2)
40% Revenue (in millions)	$519.0	$552.1	$568.7	$585.2
40% Gross Margin (in millions)	$147.7	$157.1	$161.8	$166.5
20% Cash Conversion Cycle(3)	87	81	79	77

Individual	Maximum of 4 individual objective categories
________

(1)
Earnings per share is diluted earnings per share from continuing operations at the consolidated level, adjusted to exclude restructuring, purchase price accounting adjustments, transaction expenses, acquisition integration costs related to mergers and acquisitions, share buybacks, and unusual and non-reoccurring items to the extent not otherwise included in the approved budget.

(2)	Excludes certain specific budgeted items such as the outcome of specified litigation and AFM results.

(3)	Cash Conversion Cycle equals Days Sales Outstanding – Days Inventory Outstanding – Days Payables Outstanding.

The Committee weighted each component of the Named Executive Officers’ annual incentive opportunity to reflect their differing responsibilities and opportunities to affect business outcomes. For 2015, weighting between the corporate, Engineered Papers, AMS, and individual components for each of the Named Executive Officers’ total annual incentive award opportunity was as follows:

Name	Corporate	Business Unit	Individual	Business Unit

Frédéric P. Villoutreix	80%	—	20%	N/A
Michel Fievez	35%	35%	30%	Engineered Papers
Donald Meltzer (1)	35%	35%(1)	30%(1)	AMS
Greerson G. McMullen	70%	—	30%	Shared Services
Robert Cardin	70%	—	30%	Shared Services
Jeffrey A. Cook(2)	70%	—	30%	Shared Services
Stephen D. Dunmead(3)	70%	—	30%	N/A
________

(1)
Mr. Meltzer’s award opportunity for 2015 was pro-rated based upon his July 27, 2015 start date, and he was guaranteed a payout equal to his pro-rated total target award pursuant to the terms of his offer of employment. Because the AMS business unit was being formed at the time Mr. Meltzer joined the Company, Mr. Meltzer’s award opportunity with respect to the AMS business unit and individual objectives were paid out at the target level. Mr. Meltzer’s award opportunity with respect to the Corporate metric was based on actual performance which exceeded target payout.

(2)	Mr. Cook forfeited his 2015 annual incentive award upon his retirement from the Company.

(3)	Mr. Dunmead forfeited his 2015 annual incentive award upon his resignation from the Company.

After adjusting to exclude the impact of currency fluctuations, actual performance achieved in 2015 against the Corporate adjusted earnings per share metric, stated as a percentage of the target objective, was 183.6%. Actual performance achieved in 2015 against the Engineered Papers business unit for the Revenue metric was 177.9%, for the Gross Margin metric was 200% and for the Cash Conversion Cycle metric was 103.9%. If the Committee had not adjusted the annual incentive results to exclude the impact of fluctuations in currency exchange rates, the payout under the 2015 annual incentive program would have been 96.4% of target. Consistent with the design of the equity incentive program, the Committee determined to exclude the impact of currency exchange rate fluctuations in both the 2015 and 2016 annual incentive programs as the Committee determined that compensation should not be earned or reduced based on factors wholly outside of the control of management. The total earned payout for each of the Named Executive Officers is reflected in the column labeled “Non-Equity Incentive Plan Compensation” in the 2015 Summary Compensation Table.

2015 Annual Equity Awards

In February 2015, the Committee granted the Chief Executive Officer and the then serving Named Executive Officers long-term incentive award opportunities for the 2015 performance cycle under the Company’s Restricted Stock Plan. The target opportunity for the 2015 performance cycle was equal to 200% of base salary for the Chief Executive Officer and ranged from 25% - 115% for our other Named Executive Officers.

The Restricted Stock Plan provided opportunities to earn performance shares based on achievement of performance objectives. As with annual incentive compensation, objectives for 2015 were established based on the Company’s prior year performance and the Company’s internal operating plan. Additionally, to encourage retention, any performance shares earned during the performance cycle vest one year following Committee certification of the achievement of the performance objective, rather than immediately at the end of the performance cycle. As set forth in the table below, the vesting of 65% of the 2015 annual equity grants was based on the achievement of an adjusted EBITDA performance metric.

	2015

	Threshold	Target	Outstanding	Maximum	Actual
Adjusted EBITDA ($ millions)(1)	$170.0	$180.8	$186.3	$191.7	$182.2
________

(1)
Adjusted EBITDA was calculated as earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of currency fluctuations, restructuring related expenses, purchase price accounting adjustments, acquisition and merger-related integration expenses and unusual and non-reoccurring items as determined in accordance with GAAP.

Based on the Company’s 2015 adjusted EBITDA performance, the Committee approved payout at 112.5% of target. As a result, in February 2016, the eligible Named Executive Officers were granted shares of restricted stock with respect to 65% of the 2015 annual equity awards, in the amounts set forth in the table below. In order to enhance the retentive component of the program, these shares will vest in February 2017, subject to the Named Executive Officer’s continued employment through the vesting date:

Name	Number of Shares of Restricted Stock

Frédéric P. Villoutreix	29,823
Allison Aden	--
Michel Fievez	4,517
Donald Meltzer	--
Greerson G. McMullen	4,493
Robert Cardin	1,163
Jeffrey A. Cook	--
Stephen D. Dunmead	--

In addition, pursuant to the service-based component of the 2015 award opportunity, in February 2015, the Named Executive Officers were granted shares of restricted stock with respect to 35% of the 2015 annual equity awards, as set forth in the table below. One half of the shares vested in February 2016, and subject to continued employment with the Company, the remaining half will vest in February 2017:

Name	Number of Shares of Restricted Stock

Frédéric P. Villoutreix	13,460
Allison Aden	N/A
Michel Fievez	2,038
Donald Meltzer	N/A
Greerson G. McMullen	2,028
Robert Cardin	526
Jeffrey A. Cook(1)	3,276
Stephen D. Dunmead(1)	5,858
________

(1)	In connection with Messrs. Cook’s and Dunmead’s separations from the Company, Messrs. Cook and Dunmead forfeited the shares reported in the table above.

In addition, the Committee approved grants of 5,000 time-based restricted shares to Messrs. McMullen and Cardin to recognize their performance during 2015 and for retentive purposes. These grants are subject to each executive’s continued service, through the vesting date in January 2020.

In connection with his separation from the Company, in 2015, the Company modified Mr. Dunmead’s 2014 performance award that was issued in February 2015 based on 2014 performance and which remained subject to service-based vesting provisions until February 2016. Pursuant to the terms of the modified award, Mr. Dunmead vested in his 2014 performance award on February 26, 2016, the original vesting date of the award.  Absent this modification, Mr. Dunmead would have forfeited the 2014 performance award upon his separation from the Company.

Compensation for Ms. Aden and Messrs. Meltzer and Cardin

On November 1, 2015, Ms. Allison Aden became our Chief Financial Officer. The Committee approved Ms. Aden’s compensation package after considering the global scope of her role at the Company, the compensation received by Mr. Cook and competitive compensation data provided by Towers Watson. Ms. Aden’s initial compensation package included an annual base salary of $440,000, an annual bonus targeted at 70% of base salary (commencing in 2016), a long-term incentive opportunity targeted at 115% of her base salary (commencing in 2016), and a sign-on equity award of 2,000 shares of restricted stock. In addition, commencing May 2016, Ms. Aden will be eligible to receive severance equal to 36-months base salary and benefits continuation for a termination in connection with a change in control and 12-months of base salary and benefits continuation for a non-change in control termination for reasons other than death, retirement, voluntary resignation or cause.

On July 27, 2015, Mr. Donald Meltzer became our EVP, Advanced Materials & Structures. The Committee approved Mr. Meltzer’s compensation package after considering the global scope of his role at the Company and competitive compensation data provided by Towers Watson. Mr. Meltzer’s initial compensation package included an annual base salary of $415,000, an annual bonus targeted at 60% of base salary, with a guaranteed payout equal to his target award (pro-rated for his 2015 service), and a long-term incentive opportunity targeted at 60% of his base salary (commencing in 2016). In addition, commencing January 2016, Mr. Meltzer became eligible to receive severance equal to 12-months base salary and benefits continuation for a termination in connection with a change in control and 6-months of base salary and benefits continuation for a non-change in control termination for reasons other than death, retirement, voluntary resignation or cause.

As noted above, during 2015 Mr. Cardin served as interim CFO following Mr. Cook’s retirement and prior to Ms. Aden’s appointment. In recognition of his service, in November 2015, the Committee ratified Mr. Cardin’s compensation during the period in which he served as interim CFO to the level that had been established for Mr. Cook for 2015 with respect to base salary and approved his annual incentive bonus opportunity, based on the base salary earned during the year.

“Say on Pay”: Advisory Votes on Executive Compensation

In 2014, in a non-binding advisory vote, the Board asked the Company’s stockholders to indicate whether they approved the Company’s executive compensation as disclosed in the 2014 proxy statement (“say on pay”). As part of its review of the Company’s executive compensation program in 2015, the Committee considered the stockholder’s strong approval of the Company’s 2014 executive compensation program as disclosed in the 2014 proxy statement, as indicated by approximately 92% of the votes cast being in favor of the Company’s “say on pay” vote at the Company’s 2014 Annual Meeting of Stockholders. Thus, the Committee determined that the Company’s executive compensation philosophy and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2014 “say on pay” vote.

Compensation Approval Process

Each year in the fall, the Chief Executive Officer meets with the Committee and Towers Watson, the Committee’s independent consultant, to review the annual competitive compensation analysis. During the year, Towers Watson also provides advice to the Committee regarding the composition of the compensation peer group and performs a competitive analysis of the Company’s compensation practices compared to the peer group. At the Committee Chair’s discretion, she may meet separately with the independent compensation consultant. Based on this meeting and any follow-up work identified at that time, an executive compensation proposal is prepared and provided to the full Committee in November for its review. At the November meeting, the Committee discusses the executive compensation program, evaluates whether the elements of compensation for officers and key employees are competitive, and approves the officers’ base salaries for the upcoming year. The Committee meets again in February to approve annual incentive targets, equity incentive plan targets, performance level objectives for the upcoming year, and the prior year’s performance and incentive compensation payouts, with ratification of the CEO’s base salary and incentive compensation by the independent members of the Board.

In 2015, the Committee reviewed the risks associated with the design of the executive compensation program and whether the program was reasonably likely to have a material adverse effect on the Company. The Committee concluded that the program design, metrics and objectives, taken as a whole and considered within the other financial control and approval processes in place at the Company, were not reasonably likely to have a material adverse effect on the Company.

At the Board’s meeting in February, the Committee generally provides a report on its anticipated actions on executive compensation for the upcoming year as well as its estimate of payouts under the incentive compensation award opportunities for the just-completed year. The Committee also periodically reports to the Board regarding any targeted equity grants made during the year outside the equity opportunity provided by the incentive compensation plan awards. The Board discusses the current and upcoming year compensation for the Chief Executive Officer in the non-management directors meeting. When audited financial results are available, or known, the Committee completes its evaluation of the performance attained against objectives and the Committee approves the final award payments.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the “Compensation Discussion & Analysis” with management.

Based on the review and discussions, the Committee recommended to the Board that the “Compensation Discussion & Analysis” be included in the Company’s 2016 Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Claire L. Arnold (Chair)
Heinrich Fischer
Anderson D. Warlick

2015 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our Chief Executive Officer, all individuals who served as our Chief Financial Officer during 2015, and our other three most highly compensated executive officers who served in such capacities as of December 31, 2015.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value And Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)

Frédéric P. Villoutreix Chief Executive Officer(4)	2015	803,400	—	1,785,220	—	1,365,050	—	136,812	4,090,482
	2014	780,000	—	1,080,649	—	659,880	—	237,062	2,757,591
	2013	780,000	—	1,494,975	—	1,170,312	—	264,178	3,709,465

Allison Aden EVP, Finance and CFO(5)	2015	73,333	—	82,420	—	—	—	492	156,245

Michel Fievez EVP, Engineered Papers(6)	2015	372,294	39,954	251,968	—	389,678	6,201	157,826	1,217,921
	2014	405,628	—	191,524	—	136,003	9,114	83,746	826,015
	2013	460,810	—	254,164	—	220,142	10,885	108,262	1,054,264

Donald Meltzer EVP, Advanced Materials(7)	2015	180,897	104,580	—	—	30,613	—	4,532	320,622

Greerson G. McMullen General Counsel and Secretary(8)	2015	484,100	—	268,958	—	513,047	—	73,996	1.340,101
	2014	470,000	—	162,792	—	303,056	—	73,333	1,009,181
	2013	296,304	100,000	484,453	—	280,248	—	175,133	1,336,138

Robert Cardin Controller, Treasurer & Interim CFO(9)	2015	311,777	—	69,677	—	300,553	—	36,069	718,076

Jeffrey A. Cook Former EVP, CFO and Treasurer(10)	2015	102,458	—	434,398	—	—	—	24,330	561,186
	2014	345,050	—	239,068	—	179,909	—	86,948	850,975
	2013	345,050	—	330,685	—	302,699	—	71,509	1,049,943

Stephen D. Dunmead Former Chief Operating Officer(11)	2015	141,946	—	930,892	—	—	—	30,596	1,103,434
	2014	485,000	—	470,351	—	330,188	—	119,505	1,405,044
	2013	398,393	—	928,717	—	461,364	—	175,999	1,964,473
_____

(1)
The amount reported for Mr. Meltzer represents the guaranteed target payout for the business unit and individual metrics of Mr. Meltzer’s annual incentive award for 2015. Because adjusted performance for the corporate metric exceeded target, Mr. Meltzer’s payout for the Corporate metric was based on actual performance and the portion in excess of his guaranteed target is reported in the “Non-Equity Incentive Compensation Plan” column. Under the terms of his offer of employment, he was eligible to receive an annual bonus targeted at 60% of base salary, with a guaranteed payout equal to his 2015 target award (pro-rated for his 2015 service). The amount reported for Mr. Fievez represents a transfer bonus equal to one month’s base salary paid by the Company to Mr. Fievez in connection with his relocation from France to Luxembourg.

(2)
The amounts reported in this column for 2015 represent (a) the performance share awards and restricted stock awards that were awarded as part of the 2015 annual equity grants, (b) the sign-on restricted stock awarded to Ms. Aden in connection with the commencement of her employment, and (c) the incremental fair value associated with modifications to Mr. Dunmead’s 2014 performance share award totaling $153,868, in each case valued in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). As discussed above in the “Compensation Discussion & Analysis”, in 2015, the vesting terms of Mr. Dunmead’s 2014 performance share award were modified in connection with his separation to allow Mr. Dunmead to vest in his February 2014 performance share award on February 26, 2016, the original vesting date of the award. The amounts otherwise included in this column for the performance share awards are calculated based on the probable satisfaction of the performance conditions for such awards at the time of grant. Assuming the highest level of performance would have been achieved for the performance shares, the maximum value of these awards at the grant date would be as follows: Mr. Villoutreix $2,945,674; Mr. Fievez $399,537; Mr. McMullen $443,729; Mr. Cardin $114,890; Mr. Cook $716,678; and Mr. Dunmead $1,282,120. Ms. Aden and Mr. Meltzer joined the Company after mid-year and were not eligible for the 2015 annual equity awards. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating the amounts reported for the applicable year.

(3)
The amounts reported in this column for 2015 represent annual incentive awards earned based on 2015 performance, adjusted as described in the “Compensation Discussion & Analysis”. Ms. Aden joined the Company in November 2015 and was not eligible for an annual incentive award for 2015. The amount reported for Mr. Meltzer represents amounts payable in excess of his guaranteed target pursuant to the Corporate metric of the annual incentive program, based on actual performance. Please see the “Compensation Discussion & Analysis” for further information regarding the 2015 annual incentive program.

(4)
The amount reported for 2015 in column (i) for Mr. Villoutreix consists of (a) $73,385 in Company contributions to the Company’s Deferred Compensation Plan, (b) $38,965 in dividends on unvested restricted stock awards, (c) $15,900 in 401(k) savings plan matching contributions, and (d) $8,562 in Company-paid life and disability insurance premiums.

(5)
Ms. Aden joined the Company on November 2, 2015 as its EVP, Finance and CFO. The amount reported for 2015 in column (i) for Ms. Aden consists of $492 in Company-paid life and disability insurance premiums.

(6)
Mr. Fievez’s compensation was paid in Euros and has been converted at the December 31, 2015 exchange rate of 1.0867 Euros to the U.S. dollar for 2015 compensation, December 31, 2014 exchange rate of 1.2136 Euros to the U.S. dollar for 2014 compensation, and December 31, 2013 exchange rate of 1.3787 Euros to the U.S. dollar for 2013 compensation. The amount reported for 2015 in column (i) for Mr. Fievez consists of (a) $30,603 in Company contributions to a French mandated defined contribution plan, (b) $4,527 in Company-paid life and disability insurance premiums, (c) $29,456 in French/Luxembourg holiday pay, (d) $7,447 representing the lease expense associated with a Company provided car, (e) $19,100 in relocation expense, (f) $8,802 and $4,819 representing housing and goods and services allowances, respectively, in connection with his relocation to Luxembourg, (g) $2,700 in tax preparation services, and (h) $50,372 in tax equalization payments.

(7)
Mr. Meltzer joined the Company on July 27, 2015 as its EVP, Advanced Materials & Structures. The amount reported for 2015 in column (i) for Mr. Meltzer consists of (a) $2,111 in Company-paid life and disability insurance premiums, and (b) $2,421 in 401(k) savings plan matching contributions.

(8)
Mr. McMullen commenced employment with the Company as General Counsel and Secretary on May 15, 2013. The amount reported for 2015 in column (i) for Mr. McMullen consists of (a) $37,929 in Company contributions to the Company’s Deferred Compensation Plan, (b) $16,650 in dividends on unvested restricted stock awards, (c) $8,617 in Company-paid life and disability insurance premiums, and (d) $10,800 in 401(k) savings plan matching contributions.

(9)
Mr. Cardin acted as interim CFO beginning on April 3, 2015, when Mr. Cook resigned from the Company and ending on October 31, 2015, when Ms. Aden joined the Company. The amount reported for 2015 in column (i) for Mr. Cardin consists of (a) $13,544 in Company contributions to the Company’s Deferred Compensation Plan, (b) $1,766 in dividends on unvested restricted stock awards, (c) $4,859 in Company-paid life and disability insurance premiums, and (d) $15,900 in 401(k) savings plan matching contributions.

(10)
Mr. Cook retired from the Company, effective April 3, 2015. The amount reported for 2015 in column (i) for Mr. Cook consists of (a) $6,040 in dividends on unvested restricted stock awards, (b) $15,900 in 401(k) savings plan matching contributions, and (c) $2,390 in Company-paid life and disability insurance premiums.

(11)
Mr. Dunmead resigned from the Company, effective April 10, 2015. The amount reported for 2015 in column (i) for Mr. Dunmead consists of (a) $11,903 in dividends on unvested restricted stock awards, (b) $15,900 in 401(k) savings plan matching contributions, and (c) $2,793 in Company-paid life and disability insurance premiums.

2015 GRANTS OF PLAN-BASED AWARDS

The following table summarizes awards made to our Named Executive Officers in 2015.

Name (a)	Grant Date (b)	Approval Date (c)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)(j)(3)	Grant Date Fair Value of Stock Awards ($)(k)(4)
			Threshold ($)(d)	Target ($)(e)	Maximum ($)(f)	Threshold (#)(g)	Target (#)(h)	Maximum (#)(i)
Frédéric P. Villoutreix	N/A	N/A	441,870	803,400	1,526,460	--	--	--	--	--
	2/25/15	--	--	--	--	6,250	24,998	63,457	--	1,160,407
	2/25/15	--	--	--	--	--	--	--	13,460	624,813

Allison Aden	12/21/15	10/30/15	--	--	--	--	--	--	2,000	82,420

Michel Fievez	N/A	N/A	137,840	239,721	443,484	--	--	--	--	--
	2/25/15	--	--	--	--	848	3,390	8,607	--	157,364
	2/25/15	--	--	--	--	--	--	--	2,038	94,604

Donald Meltzer	N/A	N/A	60,134	104,580	193,473	--	--	--	--	--

Greerson G. McMullen	N/A	N/A	180,932	314,665	582,130	--	--	--	--	--
	2/25/15	--	--	--	--	941	3,766	9,559	--	174,818
	2/25/15	--	--	--	--	--	--	--	2,028	94,140

Robert Cardin(5)	N/A	N/A	101,510	176,539	326,597	--	--	--	--	--
	2/25/15	--	--	--	--	244	975	2,475	--	45,260
	2/25/15	--	--	--	--	--	--	--	526	24,417

Jeffrey A.Cook(6)	N/A	N/A	132,831	231,011	427,371	--	--	--	--	--
	2/25/15	--	--	--	--	1,521	6,082	15,439	--	282,326
	2/25/15	--	--	--	--	--	--	--	3,276	152,072

Stephen D. Dunmead(7)	N/A	N/A	229,793	399,640	739,334	--	--	--	--	--
	2/25/15	--	--	--	--	2,720	10,881	27,620	--	505,096
	2/25/15	--	--	--	--	--	--	--	5,858	271,928
	4/13/15	--	--	--	--	--	--	--	3,378(8)	153,868
______________

(1)
These amounts consist of the threshold, target and maximum cash award levels under the 2015 annual incentive program. The amount actually earned by each Named Executive Officer, other than Mr. Meltzer, is included in the Non-Equity Incentive Plan Compensation column in the 2015 Summary Compensation Table. Pursuant to the terms of Mr. Meltzer’s offer of employment, he was eligible for a guaranteed bonus equal to his target award opportunity for 2015, prorated for his July 2015 start date. The guaranteed payout of his 2015 bonus is reflected in the Bonus column in the 2015 Summary Compensation Table. Please see “Compensation Discussion & Analysis” for further information regarding the 2015 annual incentive awards.

(2)
These amounts represent the threshold, target and maximum performance shares that could have been earned during the 2015 performance cycle under the Company’s Restricted Stock Plan. These performance shares were earned based on the Company’s EBITDA performance and will vest one year after the date on which the Committee certifies the EBITDA achievement level, subject to the Named Executive Officer’s continued employment through such date.

(3)
Except as noted in footnote 8 below, for each of the Named Executive Officers, other than Ms. Aden and Mr. Meltzer, these amounts represent shares of time-based restricted stock granted pursuant to the long-term incentive award opportunities under the Company’s Restricted Stock Plan. These 2015 long-term incentive award opportunity shares vest 50% in February 2016 and 50% in February 2017, except for Mr. Fievez whose shares will vest in February 2017. The shares of restricted stock reported for Ms. Aden represent shares granted as a sign-on bonus and subject to her continued employment through the vesting date in December 2019.

(4)
The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance shares, are based upon the probable outcome of the applicable performance conditions. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, for a discussion of the relevant assumptions used in calculating the amounts.

(5)
During 2015, Mr. Cardin’s annual incentive award opportunity for the period in which he served as interim CFO was 65% of his base salary and for the periods prior to and following his service as interim CFO was 40% of his base salary, in each case, based on his base salary earned during the applicable period, including the base salary quarterly true-up payments discussed in the “Compensation Discussion & Analysis”.

(6)	In connection with his retirement, Mr. Cook forfeited his 2015 annual incentive award opportunity and 2015 equity grants.

(7)	In connection with his resignation, Mr. Dunmead forfeited his 2015 annual incentive award opportunity and 2015 equity grants.

(8)
This amount represents the 2014 performance award that was modified by the Company in connection with Mr. Dunmead’s separation from the Company and does not reflect a new equity grant. As noted in the “Compensation Discussion & Analysis”, in 2015, the vesting terms of Mr. Dunmead’s 2014 performance award were modified in connection with his separation from the Company to allow him to vest in the award on February 26, 2016, the original vesting date of the award.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2015

The following table provides information regarding unvested stock awards held by each of the Named Executive Officers as of December 31, 2015.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)

Frédéric P. Villoutreix	55,125	(1)	2,314,699
Allison Aden	2,000	(2)	83,980
Michel Fievez	9,377	(3)	393,740
Donald Meltzer	--		--
Greerson G. McMullen	15,305	(4)	642,657
Robert Cardin	2,310	(5)	96,997
Jeffrey A. Cook	--	(6)	--
Stephen D. Dunmead	3,378	(7)	141,842
______

(1)
Includes 7,761 shares earned based on the achievement of performance objectives which vested February 26, 2016, 29,823 shares earned based on the achievement of performance objectives which will vest in February 2017 and 17,541 shares (4,081 of which vested on February 26, 2016, 6,730 which vested on February 25, 2016 and 6,730 of which will vest on February 25, 2017), in each case subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(2)	These will vest on December 21, 2019, subject to the Named Executive Officer’s continued employment through the vesting date.

(3)
Includes 1,376 shares earned based on the achievement of performance objectives which vested on February 26, 2016, but will be subject to restrictions on transfer pursuant to requirements under French law until February 2018, 4,517 shares earned based on the achievement of performance objectives which will vest on February 25, 2017, but will be subject to restrictions on transfer pursuant to requirements under French law until February 2019, 1,446 shares which vested on February 26, 2016, but will be subject to restrictions on transfer pursuant to requirements under French law until February 2018, and 2,038 shares which will vest on February 25, 2017 subject to the Named Executive Officer’s continued employment through vesting date, but will be subject to restrictions on transfer pursuant to requirements under French law until February 2019.

(4)
Includes 1,169 shares earned based on the achievement of performance objectives which vested on February 26, 2016, 4,493 shares earned based on the achievement of performance objectives which will vest February 2017, 2,643 shares (615 of which vested on February 26, 2016, 1,014 of which vested on February 25, 2016, and 1,014 of which will vest on February 25, 2017), and 7,000 shares which will vest on May 15, 2017, in each case subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(5)
Includes 463 shares earned based on the achievement of performance objectives which vested on February 26, 2016, 1,163 shares earned based on the achievement of performance objectives which will vest on February 25, 2017, 684 shares (158 of which vested on February 26, 2016, 263 of which vested on February 25, 2016 and 263 of which will vest on February 25, 2017), in each case subject to the Named Executive Officer’s continued employment through the applicable vesting date.

(6)
In connection with Mr. Cook’s retirement from the Company, Mr. Cook forfeited his 2015 equity grants, sign-on equity grants and 2014 service-based grant and received prorated vesting of his 2014 performance awards in accordance with the terms of the award agreement.

(7)
In connection with Mr. Dunmead’s resignation from the Company, Mr. Dunmead forfeited his 2015 equity grants, sign-on equity grants and 2014 service-based grant. The amount reflected in this table represents Mr. Dunmead’s 2014 performance award, which vested on February 26, 2016.

(8)	Value calculated using the December 31, 2015 closing share price of $41.99.

2015 STOCK VESTED TABLE

The following table provides information concerning each vesting of stock during 2015 for each of the Named Executive Officers.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Frédéric P. Villoutreix	71,592	3,350,958
Allison Aden	--	--
Michel Fievez	11,478	537,400
Donald Meltzer	--	--
Greerson G. McMullen	6,971	326,235
Robert Cardin	158	7,360
Jeffrey A. Cook	15,979	747,837
Stephen D. Dunmead	26,263	1,229,207

2015 PENSION BENEFITS

The following table provides information regarding Mr. Fievez’s pension benefits under the SWM-France defined contribution retirement plan.

Name	Plan	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Michel Fievez	SWM-France defined contribution retirement plan	4.5	42,054	--

Mr. Fievez participates in the Company’s supplemental defined contribution plan (Article 83 scheme) for French employees, which was adopted during 2012. This is a hybrid plan that provides annuitized income to the participant upon retirement, in addition to the standard insured social retirement benefit. The present value of his benefit, shown in dollars, was converted from Euros at the December 31, 2015 exchange rate of 1.0867. Mr. Fievez also benefits from the Company’s contributions to national retirement arrangements required by French law (that is, French Social Security, ARRCO and AGIRC).

2015 NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information regarding compensation that has been deferred by our Named Executive Officers pursuant to the terms of our Deferred Compensation Plan.

Name	Executive contributions in last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)	Aggregate balance at last FYE ($)

Frédéric P. Villoutreix	119,828	73,385	8,218	1,939,787
Allison Aden	--	--	--	--
Michel Fievez	--	--	--	--
Donald Meltzer	27,667	--	23	27,690
Greerson G. McMullen	124,938	37,929	9,640	490,254
Robert Cardin	74,664	13,544	(1,657)	115,189
Jeffrey A. Cook(3)	27,031	--	(601)	--
Stephen D. Dunmead(3)	79,974	--	9,376	--
________

(1)	All contributions in 2015 relating to 2015 compensation were reported as compensation in the 2015 Summary Compensation Table. Contributions expensed in a prior year are not included.

(2)	Company contributions to the Deferred Compensation Plan were 401(k) savings plan contributions that exceeded IRS limitations on qualified plan contributions.

(3)	Messrs. Cook’s and Dunmead’s accounts were distributed in connection with their departures in 2015.

Eligible employees may elect to defer up to 25% of their annual salary and up to 50% of their incentive bonus to the Deferred Compensation Plan No. 2, a non-qualified deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain income taxes. Eligibility to participate in the Deferred Compensation Plan is limited to “management” and “highly compensated employees” as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company may, with Committee approval, make cash contributions to a participant’s account in the Deferred Compensation Plan.

Amounts deferred into the Deferred Compensation Plan No. 2 by a participating officer, or contributed on the officer’s behalf by the Company, can be invested at the officer’s election in an account that tracks, but does not actually invest in, some of the fund elections available under the Company’s 401(k) savings plan. The participating officer bears the investment risk. The Company makes no guaranty as to the return of the principal amount of any funds deferred or of any income thereon. The funds remain subject to the Company’s creditors while in the Deferred Compensation Plan No. 2.

A participant may elect to receive payment of the vested amount credited to his deferral account under the Deferred Compensation Plan No. 2 based on a participant election of a single lump sum or three, five, or ten annual installments. No payments may commence in fewer than five years following the date of the deferral election, except for alternative distributions that may occur in certain defined circumstances including disability, death of participant, separation from service, change of control and unforeseeable emergency, as such terms are defined in the plan. Certain individuals, including plan participants who are Named Executive Officers, must defer distributions from the plan for six months following a separation from service.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The Company’s Executive Severance Plan (the “Severance Plan”) provides that in the event of termination of a participant’s employment with the Company or one of its French subsidiaries or business units for any reason other than cause, retirement, disability or death within two years after a change of control of the Company, a participant will be entitled to salary and benefit continuation. A change of control is defined as the date as of which: (a) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, acquires actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

In the event of termination as a result of a change of control as of December 31, 2015, certain of the Named Executive Officers employed in the United States (Messrs. Villoutreix, Cardin and McMullen) would have been entitled to receive:
i.    a cash payment in an amount equal to three times the highest annual compensation (base salary and annual incentive awards) paid or payable within the three year period ending on the date of termination; and
ii.    health and dental benefits from the Company for a period of 3 years.

A participant employed by one of the Company’s French subsidiaries or business units is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France.

Upon a change of control, all restricted stock and stock options granted under the RSP and corporate deferred compensation plan contributions that have been granted, but not yet vested as of December 31, 2015, vest automatically. Awards granted under the Company’s 2015 Long-Term Incentive Plan (the “2015 Plan”) are subject to double trigger vesting upon a change in control – meaning that both a qualifying termination of employment and a change in control must occur prior to the accelerated vesting of such awards. Other than sign-on equity award granted to Ms. Aden, all awards granted during 2015 were made under the RSP. Under the Company’s annual incentive program, in the event the participant is terminated without cause within two years following a change of control, the participant is entitled to payment of a pro rata portion of the incentive award at the target performance percentage, without regard to achievement of pre-established objectives.

For participants added before 2012, the Company shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Section 4999 of the Internal Revenue Code. As a result, this provision applies only to Mr. Villoutreix, but has been eliminated for individuals who commenced participation on or after February 23, 2012, including Messrs. Cardin, Cook, Dunmead, Meltzer and McMullen and Ms. Aden.

The Severance Plan also provides that, if a Named Executive Officer’s employment with the Company or an affiliate terminates for a reason other than death, retirement, voluntary resignation or cause, in each case, absent a change of control, the Company will pay the Named Executive Officer an amount equal to one times or, in the case of Mr. Cardin one-half times and in the case of Mr. Villoutreix, two times, his base salary as a cash lump sum. The Severance Plan does not provide for additional benefits in this circumstance. A participant cannot receive both this payment as well as compensation under the Severance Plan’s change of control provisions. Named Executive Officers are also eligible to receive one-year of salary continuation in the event of death or disability.

The Committee establishes the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board, but no such amendment or termination shall be effective during the two-year period following a change of control of the Company without the consent of all participants. Pursuant to the terms of their offer letters, Ms. Aden and Mr. Meltzer are eligible for severance benefits following the six-month anniversary of their employment commencement dates. Accordingly, as of December 31, 2015, Ms. Aden and Mr. Meltzer were not eligible to participate in the Company’s Severance Plan. However, if Ms. Aden had been terminated without Cause or for Good Reason (as such terms are defined in the 2015 Plan), in either case within 24 months following a Change in

Control (as such term is defined in the 2015 Plan), she would have been entitled to accelerated vesting of the 2,000 shares of restricted stock granted to her in 2015 under the 2015 Plan. The total value of this award based on the December 31, 2015 closing share price of $41.99 is $83,980.

In addition, in the event of termination, retirement, death or disability, the Named Executive Officer is also entitled to his benefits discussed above under “Non-Qualified Deferred Compensation Plans” and “2015 Pension Benefits,” as applicable.

The maximum amounts payable upon termination pursuant to the Severance Plan, assuming that a change of control of the Company and/or a qualifying termination of employment had occurred on December 31, 2015, are set forth in the following tables for all Named Executive Officers other than for Mr. Cook, who retired from the Company effective April 3, 2015, and Mr. Dunmead, who resigned effective April 10, 2015.

In connection with Mr. Cook’s retirement from the Company, Mr. Cook forfeited his 2015 equity grants, 2015 annual incentive award opportunity, sign-on equity grants, and 2014 service-based restricted stock award. In addition, upon his retirement and in accordance with the terms of the applicable award agreement, Mr. Cook vested in 143 shares, representing a pro-rata portion of his 2014 performance share award, based on the number of days Mr. Cook remained employed during the applicable vesting period. Such shares were issued on February 26, 2015, based on 2014 performance and, absent Mr. Cook’s retirement, would have vested on February 26, 2016, subject to his continued employment.

In connection with Mr. Dunmead’s resignation from the Company, Mr. Dunmead forfeited his 2015 equity grants, 2015 annual incentive award opportunity, sign-on equity grants, and 2014 service-based restricted stock award. In addition, in connection with his separation from the Company, in 2015, the Company modified Mr. Dunmead’s 2014 performance award that was issued in February 2015 based on 2014 performance and which remained subject to service-based vesting provisions until February 2016.  Pursuant to the terms of the modified award, Mr. Dunmead vested in his 2014 performance award on February 26, 2016, the original vesting date of the award.  Absent this modification, Mr. Dunmead would have forfeited the 2014 performance upon his separation from the Company.

Potential Payments to Frédéric P. Villoutreix upon Retirement,
Termination or Change of Control as of December 31, 2015

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	1,606,800	2,410,200	803,400	--
Incentive Compensation
Short-Term Incentive	Lump sum cash	--	--	--	4,095,150	1,365,050	--
Long-Term Incentive – Performance Shares & Restricted Stock	Shares	--	--	--	3,486,707	3,486,707	3,486,707
Benefits and Perquisites:
Health Care		--	--	--	47,031	--	--
Dental Care		--	--	--	5,475	--	--
Disability Benefits		--	--	--	19,751	--	--
Life Insurance		--	--	--	5,934	--	--
Accrued Vacation Pay 4 weeks	Lump sum cash	--	--	77,250	231,750	77,250	--
Excess 401(k) in Deferred Comp	Lump sum benefit	73,385	73,385	73,385	73,385	73,385	73,385
Total Executive Severance		73,385	73,385	1,757,435	10,375,383	5,805,792	3,560,092

Potential Payments to Michel Fievez upon Retirement,
Termination or Change of Control as of December 31, 2015(1)

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	399,209	1,197,627	--	--
Incentive Compensation:
Short-Term Incentive	Lump sum cash	--	--	--	1,170,969	390,323	--
Long-Term Incentive – Performance Shares & Restricted Stock	Shares	--	--	--	597,597	597,597	597,597
Benefits and Perquisites:
Health Care		--	--	308	923	--	--
Dental Care		--	--	--	--	--	--
Disability Benefits		--	--	--	--	--	--
Life Insurance		--	--	4,219	12,657	--	--
Accrued Vacation Pay	Lump sum cash	--	--	33,267	99,802	33,267	--
Supplemental private defined contribution plan	Lump sum benefit	35,853		35,853	35,853	35,853	--
Additional payment based on Participation’ (mandated PS)	Lump sum benefit			30,603	30,603	30,603	--
Additional payment based on Interessement’(Gain sharing)	Lump sum benefit	--	--	--	--	--	--
Total Executive Severance		66,456	66,456	503,459	3,146,031	1,087,643	597,597

________

(1)	Mr. Fievez’s compensation is paid in Euros. The amounts reported in this column have been converted at the December 31, 2015 exchange rate of 1.0867 Euros to the U.S. dollar for 2015.

Potential Payments to Greerson G. McMullen upon Retirement,
Termination or Change of Control as of December 31, 2015

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	484,100	1,452,300	484,100	--
Incentive Compensation
Short-Term Incentive	Lump sum cash	--	--	--	1,539,141	513,047	--
Long-Term Incentive – Performance Shares & Restricted Stock	Shares	--	--	--	950,931	950,931	950,931
Benefits and Perquisites:
Health Care		--	--	--	73,560	--	--
Dental Care		--	--	--	5,475	--	--
Disability Benefits		--	--	--	22,273	--	--
Life Insurance		--	--	--	3,579	--	--
Accrued Vacation Pay 4 weeks	Lump sum cash	--	--	46,548	139,644	46,548	--
Excess 401(k) in Deferred Comp	Lump sum benefit	37,929	37,929	37,929	37,929	37,929	37,929
Total Executive Severance		37,929	37,929	568,577	4,224,832	2,032,555	988,860

Potential Payments to Robert Cardin upon Retirement,
Termination or Change of Control as of December 31, 2015

Executive Benefits and Payments Upon Termination	Type of Payment	Early Retirement ($)	Normal Retirement ($)	Involuntary Not for Cause Termination ($)	Termination as a Result of Change of Control ($)	Death or Disability ($)	Change of Control ($)
Compensation:
Base Salary	Lump sum cash	--	--	155,889	935,331	155,889	--
Incentive Compensation
Short-Term Incentive	Lump sum cash	--	--	--	901,659	300,553	--
Long-Term Incentive – Performance Shares& Restricted Shares	Shares	--	--	--	41,330	41,330	41,330
Benefits and Perquisites:
Health Care		--	--	--	73,560	--	--
Dental Care		--	--	--	3,353	--	--
Disability Benefits		--	--	--	12,725	--	--
Life Insurance		--	--	--	1,860	--	--
Accrued Vacation Pay 4 weeks	Lump sum cash	--	--	24,106	72,318	24,106	--
Excess 401(k) in Deferred Comp	Lump sum benefit	13,544	13,544	13,544	13,544	13,544	13,544
Total Executive Severance		13,544	13,544	193,539	2,055,680	535,422	54,874

Compensation of Directors

2015 Compensation of Directors

Every other year, the Compensation Committee reviews pay to non-employee directors to evaluate whether non-employee director compensation is consistent with market practices. In 2013, the Compensation Committee retained Towers Watson, an independent compensation consultant, to perform an Outside Director Pay Review based on publicly stated non-employee director compensation at the same peer group of companies examined in the 2013 executive competitive compensation analysis. The 2013 pay review concluded that total non-employee director compensation at the Company ranked at the 38th percentile of peers and was 11% below the peers on a dollar value basis. Accordingly, the Compensation Committee determined, in consultation with Towers Watson, to recommend to the Board that non-employee director compensation be brought closer to the targeted market median. Based on such recommendation, the Board determined that non-employee directors would receive the following compensation for their service on the Board and its committees, for the January 1, 2014 - December 31, 2015 period.
•    An annual Board retainer of $75,000 in stock plus $45,000 in cash.  Stock grants are paid quarterly, with valuations based on the closing price on the trading day immediately preceding the grant date.
•    Additional pay for the lead non-management director is $20,000 per year.
•    Directors who serve on committees receive an additional annual retainer, paid quarterly as follows:
•Audit Committee:  $30,000 for Chair; $15,000 for other members
•Compensation Committee: $20,000 for Chair; $10,000 for other members
•Nominating & Governance Committee: $15,000 for Chair; $10,000 for other members

In 2015, as part of its bi-annual review, the Compensation Committee retained Towers Watson to review the Company’s non-employee director compensation program against market data. Based on the recommendation of the Compensation Committee, the Board determined that for the January 1, 2016 - December 31, 2017 period the annual cash retainer for non-employee directors was to be increased to $60,000 and the annual equity retainer for directors will be increased to $80,000.
A director who is an officer or an employee of the Company or any of its subsidiaries or affiliates does not receive any fees for service as a member of the Board, but is reimbursed for expenses incurred as a result of such service. Each non-employee director earned the following compensation in 2015 in addition to reimbursement of his or her actual and reasonable travel expenses.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Claire L. Arnold	$65,000	$75,000	$140,000
K.C. Caldabaugh	$75,000	$75,000	$150,000
William A. Finn	$70,000	$75,000	$145,000
Heinrich Fischer	$55,000	$75,000	$130,000
John D. Rogers	$75,000	$75,000	$150,000
Anderson D. Warlick	$85,000	$75,000	$160,000
__________

(1)
Frédéric Villoutreix is not included in this table as he is an employee of the Company and receives no additional compensation for his service as a director. The compensation received by Mr. Villoutreix as an employee of the Company is shown in the Summary Compensation Table.

(2)
As of December 31, 2015, the total number of stock awards outstanding per director, in the form of shares or share units, were as follows: Ms. Arnold 60,236; Mr. Caldabaugh 33,551; Mr. Finn 21,039; Mr. Fischer 3,080; Mr. Rogers 17,174 and Mr. Warlick 20,080. These totals also include accumulated dividends on stock units

U.S. directors may elect to defer all or part of their compensation to the Deferred Compensation Plan No. 2 for Non-Employee Directors, a non-qualified, deferred compensation plan established in 2005 to allow participants to defer receipt of compensation and payment of certain federal and state income taxes. Each participating director has an individual deferral account that is credited with cash or stock units, which include accumulated dividends. Cash credits accrue market-based investment earnings. The stock units do not have any voting rights. Because of regulatory changes, Deferred Compensation Plan No. 2 replaced the Deferred Compensation Plan for Non-Employee Directors in effect from 2000 to 2004, which operated in a similar manner. The earlier plan was frozen as of December 31, 2004 to stop the accrual of additional unvested benefits, other than market-based investment earnings or losses on individual account balances as of that date. The Company provides no guaranty of repayment of the principal amount deferred or of any earnings on the participants’ account balances in either plan.

CORPORATE GOVERNANCE

Board of Directors and Standing Committees

Board Leadership Structure

The Board is led by the Chairman of the Board (the “Chairman”); currently, that person is also the Chief Executive Officer. The Board believes that whether one person should simultaneously occupy the offices of Chairman of the Board and Chief Executive Officer should be determined by the Board in its business judgment, on a periodic basis, including at any time there is a vacancy in either position, after considering relevant factors at the time, such as the specific needs of the business and the best interests of the Company and its stockholders. The Company believes that Mr. Villoutreix possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to ensure that the Board’s time and attention are focused on the most critical matters facing the Company. Mr. Villoutreix’s combined role also ensures clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently. When the same person holds the Chairman and Chief Executive Officer roles or when the Chairman is not independent, the independent directors elect a Lead Non-Management Director for a two-year term, and after two of such terms, he or she becomes ineligible to stand for re-election to that position for at least one term. On April 24, 2014, Anderson D. Warlick was elected for a two-year term as the Lead Non-Management Director.

The Chairman collaborates with the Lead Non-Management Director in establishing the Board’s meeting schedule and agendas. The Lead Non-Management Director presides at all meetings of the Board at which the Chairman is not present and at all executive sessions of the non-management or independent directors. The Lead Non-Management Director has the authority to call meetings of the non-management or independent directors. The Lead Non-Management Director acts as liaison between the Chairman and the independent directors.

The Lead Non-Management Director or non-management directors as a group can retain such independent experts they deem to be necessary or desirable, with the costs borne by the Company. There is also total freedom of communication between any director and the Chairman and Chief Executive Officer and any other member of management, and such communications are not required to go through the Lead Non-Management Director or the Chairman, in the case of director communication with other members of management. The Lead Non-Management Director will be available for consultation and direct communication if requested by any major stockholder of the Company.

The Board has functioned with this structure and in this manner for a number of years and has to-date found that it provides an appropriate balance to the functioning of the Board in addressing its oversight functions, consideration and understanding of the tactical and strategic matters that must be understood and addressed by the Board and between the respective interests of the Company and its stockholders.

Director Independence

The Board unanimously adopted the following standard for director independence at its December 2002 meeting:

An independent director is a person who is free from any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Annually the Board will assess the independence of each non-management director based on the existence or absence of a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The following persons shall not be considered independent:
a.    A director who is employed by the Company or any of its affiliates for the current year or any of the past five years.
b.    A director who is, or in the past five years has been, affiliated with or employed by a (present or former) auditor of the Company (or of an affiliate).
c.    A director who is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

d.    A director who is, or in the past five years has been, a Family Member of an individual who was employed by the Company or any of its affiliates as an executive officer. The term “Family Member” shall mean a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than household employees) who shares such person’s home.
e.    A director who, during the current fiscal year or any of the past five fiscal years, personally provided services to the Company or its affiliates that had an annual value in excess of $60,000; or who was paid or accepted, or who has a non-employee Family Member who was paid or accepted, any payments from the Company or any of its affiliates in excess of $60,000 other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation.
f.    A director who is a partner in, or a controlling stockholder or an executive officer of, any organization (profit or non-profit) to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities) that exceed one percent (1%) of the recipient’s annual consolidated gross revenues in the current year or any of the past five fiscal years; unless, for provisions (e) and (f), the Board expressly determines in its business judgment that the relationship does not interfere with the director’s exercise of independent judgment.

Based on the foregoing standard and the applicable standards for independence articulated by the NYSE and the SEC, the Board affirmatively determined by resolution dated February 25, 2016 that the following directors, who collectively constitute 87.5% of the full Board and represent 100% of the membership of the Standing Committees (as defined below), are independent:

Claire L. Arnold K.C. Caldabaugh William A. Finn Heinrich Fischer	Jeffrey J. Keenan John D. Rogers Anderson D. Warlick

Mr. Villoutreix is a member of management and is not independent.

Financial Experts

The Board affirmatively determined by resolution, dated February 25, 2016, that Messrs. Caldabaugh, Finn, Keenan and Rogers and Ms. Arnold qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K.

Standing Committees

Each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee is a “Standing Committee” of the Board. Each Standing Committee is composed entirely of independent directors.

The following table lists the current members, principal functions and meetings held in 2015 for each of the Standing Committees:

Members	Principal Functions	Meetings in 2015
Audit Committee John D. Rogers (Chair) K.C. Caldabaugh William A. Finn Jeffrey J. Keenan No member serves on the audit committee of more than three public companies, including the Company’s Audit Committee.	• Recommend to the Board the appointment of outside auditors to audit the records and accounts of the Company • Retain and compensate outside auditors • Review scope of audits, provide oversight in connection with internal control, financial reporting and disclosure systems • Monitor the Company’s compliance with legal and regulatory requirements • The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Audit Committee Report”	7

Compensation Committee Claire L. Arnold (Chair) Heinrich Fischer Anderson D. Warlick	• Evaluate and approve executive officer compensation • Review compensation strategy, plans and programs and evaluate related risk • Evaluate and make recommendations on director compensation • The nature and scope of the Committee’s responsibilities are set forth in further detail under the caption “Compensation Discussion & Analysis”	3

Nominating & Governance Committee K.C. Caldabaugh (Chair) William A. Finn Anderson D. Warlick	• Review and recommend to the Board candidates for election by stockholders or to fill any vacancies on the Board; evaluate stockholder nominees • Oversee the Board, Board Committee and individual director evaluation processes • Evaluate, monitor and recommend changes in the Company’s governance policies • Oversee and report to the Board on the succession planning process with respect to directors and the Chief Executive Officer, including review of a transition plan in the event of an unexpected departure or incapacity of the Chief Executive Officer	6

Director Attendance

The Board met 7 times in 2015. No director then in office attended fewer than 75 percent of the aggregate of the meetings of the Board and the committees on which the director served.

The Company encourages members of the Board to attend each Annual Meeting and all of the directors who were then in office attended the Annual Meeting held on April 23, 2015.

Director Training

From time to time, directors participate in the Company’s compliance training programs and in programs directed specifically to the due and proper execution of their duties as directors. In 2012, the Board adopted a Policy on Orientation and Continuing Education for Board Members as part of the Company’s Corporate Governance Guidelines. The policy requires orientation for new directors and ongoing presentations and training for existing directors, as well as periodic reports on continuing education to the Nominating & Governance Committee.

Board Exercise of Risk Oversight

The Board exercises oversight of enterprise risk at a number of levels and utilizes formal and informal mechanisms to do so.

The Audit Committee plays a material role in oversight of financial, disclosure and liquidity risk issues and oversees the internal control mechanisms used by management in both the financial and non-financial areas. Virtually every Audit Committee meeting includes items relating to risk review, including ongoing review of financial results, control issues, compliance audit processes and results, debt covenant compliance, hedging activities and liquidity measures. The Audit Committee has regular interaction with the Company’s independent auditors throughout the year, including executive sessions to address internal control and other matters.

The Nominating & Governance Committee regularly assesses the Company’s governance controls. It also undertakes an ongoing review of succession planning, including to assure an appropriate process exists to find appropriately qualified replacement directors as needed for the Board and its committees and to maintain the continuity of management.

The Compensation Committee assesses compensation design and levels from the perspectives of market reasonableness and appropriateness to the objectives of retaining the quantity and level of management expertise and depth required for the successful execution of the Company’s business goals. The Compensation Committee also assesses the risk posed by the Company’s compensation program design and practices and the probability that they might result in adverse impacts on the Company.

The Board as a whole regularly reviews financial performance and risks to that performance, competitive market situations, risks to operations and operating capabilities, regulatory change and strategic planning. These reviews are provided through regularly scheduled financial and operations reviews and regular Committee Chair reports to the Board. More in-depth reviews are provided periodically on selected topics, e.g., litigation and regulatory compliance, customer satisfaction and performance assessments and strategic planning. In 2011, the Company created an internal audit department, and in 2013, the Company established an Enterprise Risk Management (“ERM”) function to oversee the development, implementation and ongoing refinement of a comprehensive ERM program.

Corporate Governance Documents

We have adopted a code of conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and other persons performing similar functions. The Code of Conduct is posted on the Governance page of the Company’s website at http://www.swmintl.com/our-company/governance. To the extent required under applicable SEC and NYSE rules, any waivers of, or changes to, the Code of Conduct will be posted on our website or otherwise publicly disclosed. In addition, copies of the Company’s Corporate Governance Guidelines and the charters for each of the Standing Committees can also be found on the Governance page of the Company’s website at http://www.swmintl.com/our-company/governance. In addition, the Company’s Standard for Director Independence is available on the Governance page of the Company’s website at http://www.swmintl.com/our-company/governance. Copies of these documents may also be obtained by directing a written request to the Investor Relations Department at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022.

Transactions with Related Persons

The Board has adopted written policies and procedures for the review, approval or ratification of any transaction involving an amount in excess of $120,000 in which the Company was or is to be a participant and in which any director or executive officer of the Company, any nominee for director, or any immediate family member of the foregoing has or will have a material interest as contemplated by Item 404(a) of Regulation S-K (each such transaction, a “Related Person Transaction”). Under these policies and procedures, the Audit Committee or a subcommittee of the Board consisting entirely of independent directors reviews the transaction and either approves or rejects the transaction after taking into account the following factors:

•    Whether the proposed transaction is on terms that are at least as favorable to the Company as those achievable with an unaffiliated third party;
•    Size of the transaction and amount of consideration;
•    Nature of the interest;
•    Whether the transaction involves a conflict of interest;
•    Whether the transaction involves services available from unaffiliated third parties; and
•    Any other factors that the Audit Committee or subcommittee deems relevant.

The policy does not apply to (a) compensation and related person transactions involving a director or an executive officer solely resulting from that person’s service as a director or employment with the Company so long as the compensation is approved by the Board (or an appropriate committee), (b) transactions involving the rendering of services as a public utility at rates or charges fixed in conformity with law or governmental authority or (c) any other categories of transactions currently or in the future excluded from the reporting requirements of Item 404(a) of Regulation S-K.

Since January 1, 2015, the Company has not participated in any Related Person Transaction.

PROPOSAL TWO
CONFIRMATION AND RATIFICATION OF THE 2015 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, our stockholders will be asked, for French tax law reasons, to confirm and ratify the 2015 Plan in relation to the issuance of stock awards and performance awards under the 2015 Plan. The 2015 Plan was approved by our Board in February 2015 and by our stockholders on April 23, 2015 at the 2015 annual meeting of stockholders (the “2015 Annual Meeting”). At the Annual Meeting, stockholders are not being asked to approve an increase in the number of shares available under the 2015 Plan or any changes to the 2015 Plan. Instead, in order to secure more favorable tax treatment under French law for 2015 Plan participants and the Company’s French affiliate(s) under a law passed in the second half of 2015 (the “Macron Law”) and as required by the Macron Law, the Company’s stockholders are being asked to confirm and ratify in all its provisions the decision taken in relation to the issuance of stock awards and performance awards under the 2015 Plan, as authorized by Proposal Two to the Company’s proxy statement filed on March 3, 2015 (the “2015 Proxy Statement”), which proposal was approved at the 2015 Annual Meeting.
The Macron Law significantly reforms the legal, tax and social security regimes governing stock and performance awards in France. With respect to tax matters, the Macron Law reduces employer taxes and abolishes certain taxes applicable to the award-beneficiary. The Macron Law also reduces minimum vesting and holding periods applicable to stock awards and performance awards granted to French participants. Since the Macron Law was not in effect when the 2015 Plan was approved by the Company’s stockholders at the 2015 Annual Meeting, such approval will not extend to French participants subject to the Macron Law without a subsequent stockholder vote confirming and ratifying the 2015 Plan and the decisions taken at the 2015 Annual Meeting with respect to Proposal Two to the Company’s 2015 Proxy Statement.
The following is a summary of the material terms of the 2015 Plan. This description is qualified in its entirety by reference to the 2015 Plan, a copy of which has been included as Appendix A to the 2016 Proxy Statement. The failure to adopt this Proposal will not affect the validity of the 2015 Plan or the ability to grant awards to French participants, it would merely deprive the Company and the French participants the benefit of the Macron Law.
Summary Description of the 2015 Plan
Under the 2015 Plan, the Company may grant  any one or a combination of the following awards to eligible persons: (i) non-qualified stock options; (ii) incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) (collectively, with non-qualified stock options, “Options”); (iii) stock appreciation rights (“SARs”), in the form of free-standing SARs or SARs granted in tandem with an Option (“Tandem SARs”); (iv) stock awards in the form of restricted stock, restricted stock units, or unrestricted stock awards (“Stock Awards”); and (v) performance awards (collectively, “Awards”).
Purpose
The purposes of the 2015 Plan are to (i) align the interests of our stockholders and recipients of Awards under the 2015 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries and affiliates; and (iii) motivate award recipients to act in the long-term best interests of the Company and its stockholders.
Administration
The 2015 Plan is administered by the Compensation Committee (the “Committee”). Subject to the terms of the 2015 Plan, the Committee has the authority to select eligible persons to receive Awards and determine all of the terms and conditions of each Award. The Committee also has authority to establish rules and regulations for administering the 2015 Plan, to decide questions of interpretation or application of any provision of the 2015 Plan and to grant Awards to foreign nationals on terms and conditions different than those specified in the 2015 Plan and adopt sub-plans to comply with foreign laws. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options and SARs will become exercisable in part or in full, (ii) all or a portion of the restriction period applicable to any outstanding restricted stock or restricted stock unit award will lapse, (iii) all or a portion of the performance period (if any) applicable to any outstanding restricted stock award, restricted stock unit award or performance award will lapse or, (iv) the performance measures (if any) applicable to any outstanding award will be deemed to be satisfied at the target or any other level.

The Committee may delegate some or all of its power and authority under the 2015 Plan to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate, except that (i) it may not delegate its power and authority to the Board or the Chief Executive Officer or any other executive officer with regard to Awards to persons who are “covered employees” within the meaning of Section 162(m) of the Code or are likely to become such while an Award is outstanding, and (ii) it may not delegate its power and authority to the Chief Executive Officer or any other executive officer with regard to the selection for participation in the 2015 Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer, director or other person.
Available Shares
The 2015 Plan initially reserved 5,000,000 shares of Company common stock for issuance of Awards under the 2015 Plan. In the event that any outstanding award granted under the 2015 Plan or granted under any other equity plan previously maintained by the Company under which equity awards remain outstanding expires or terminates without the issuance of shares or is otherwise settled for cash, the shares allocable to such award, to the extent of such expiration or termination of such award or settlement in cash, will again be available for issuance under the 2015 Plan. On February 29, 2016, the closing sales price per share of Company common stock as reported on the New York Stock Exchange was $30.22.
Eligible Participants
All officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries and affiliates and persons expected to become the same are eligible to receive Awards under the 2015 Plan. The Committee will determine who participates in the 2015 Plan. As of February 29, 2016, approximately six executive officers, 3,100 other employees and seven non-employee directors were eligible to participate in the 2015 Plan, with approximately 19 individuals holding outstanding Awards.
Effective Date, Termination and Amendment
The 2015 Plan became effective on April 23, 2015 and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of the 2015 Plan will not affect the terms or conditions of any Award granted prior to termination. Awards may be made at any time prior to the termination of the 2015 Plan, provided that no incentive stock option may be granted later than ten years after February 26, 2015, the date on which the 2015 Plan was approved by the Board. The Board may amend the 2015 Plan as it deems advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the NYSE or any other stock exchange on which shares of our common stock are traded. No amendment may materially impair the rights of a holder of an outstanding Award without the consent of such holder.
Change in Control
If an award holder’s employment or service is terminated by the Company, a subsidiary or an affiliate without cause, or by the holder for good reason (or otherwise terminates for an eligible reason according to the terms of the applicable Company severance policy or an employment agreement applicable to the holder as of the effective date of a change in control) within 24 months following a change in control, then upon such termination of employment or service (i) each outstanding Option and SAR held by such holder will become fully vested and exercisable, (ii) the restriction period applicable to each outstanding Stock Award held by such holder will lapse, and (iii) Performance Awards shall vest or become exercisable or payable in accordance with the applicable award agreement.
Under the terms of the 2015 Plan, a change in control generally means (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, consummates the acquisition of actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Board; or (ii) as the result of the consummation of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction cease to constitute a majority of the Board or any successor to the Company.
U.S. Tax Matters
The following is a summary of the United States income taxation treatment applicable to the Company and the participants who receive awards under the 2015 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2015 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2015 Plan, including the application of French tax law. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.
In general, a participant will not recognize taxable income at the time a stock option is granted. Upon exercise of a non-qualified stock option, a participant will recognize compensation, taxable as ordinary income, equal to the excess of the fair market value of the shares of common stock purchased over their exercise price. In the case of incentive stock options, a participant will not recognize ordinary income at the time of exercise (except for purposes of the alternative minimum tax), and if the participant observes certain holding period requirements, then when the shares are sold, the entire gain over the exercise price will be taxable at capital gains rates. A participant has no taxable income at the time SARs are granted, but will recognize compensation taxable as ordinary income upon exercise in an amount equal to the fair market value of any shares of common stock delivered and the amount of any cash paid by the Company. A participant who is granted shares of restricted stock, including shares subject to performance conditions, generally will not recognize taxable income at the time the restricted stock is granted, but will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of common stock at such time over the amount, if any, paid for such shares. However, a participant instead may elect to recognize compensation taxable as ordinary income on the date the restricted stock is granted in an amount equal to the excess of the fair market value of the shares on that date over the amount, if any, paid for such shares. The taxation of other stock-based awards will depend on how such awards are structured. Generally, a participant who is granted an award of restricted stock units, including restricted stock units subject to performance conditions, or a performance award will not recognize taxable income at the time such award is granted. When the restrictions applicable to the award lapse, and the shares of common stock subject to the restricted stock units or performance award are transferred (or any amount of cash is paid) to the participant, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of common stock on the date of transfer and the amount of any cash paid by the Company.
The Company may deduct, as compensation expense, the amount of ordinary income recognized by a participant in connection with the 2015 Plan at the time such ordinary income is recognized by that participant, subject to the deduction limits under Section 162(m) of the Code.
New Plan Benefits
The number of Awards granted under the 2015 Plan in any year is subject to the Committee’s discretion and is, therefore, not determinable.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR confirmation and ratification of the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan.

PROPOSAL THREE
RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Selection of the Independent Registered Public Accounting Firm

The Audit Committee has recommended and the Board has selected Deloitte & Touche LLP (“Deloitte & Touche”) to serve as the Company’s independent registered public accounting firm (the “outside auditor”) for fiscal year 2016. Although it is not required to do so, the Audit Committee is asking our stockholders to ratify the Board’s selection of Deloitte & Touche. If our stockholders do not ratify the selection of Deloitte & Touche, the Board may reconsider its selection. Even if the selection is ratified by our stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of Deloitte & Touche will be at the Annual Meeting to answer appropriate questions. They also will have the opportunity to make a statement if they wish to do so.

Board Recommendation

The Board of Directors and the Audit Committee unanimously recommend a vote FOR ratification of the selection of Deloitte & Touche as our outside auditor for fiscal year 2016.

Information Regarding the Independent Registered Public Accounting Firm

Audit, Audit Related, Tax and All Other Fees

The following table summarizes the aggregate fees relating to amounts billed to the Company by its outside auditor, Deloitte & Touche, the member firm of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”), for the fiscal years ended December 31, 2015 and 2014:

	2015	2014
Audit Fees(1)……………………….….………........	$2,687,994	$1,340,131
Audit-Related Fees(2)…………..….….…………….	—	3,400
Tax Fees(3)…………………………....……….….....	34,060	18,039
All Other Fees(4)……………………………………	39,922	40,023
Total Fees……………………………………………	$2,761,976	$1,401,594
_______

(1)
Includes fees billed for professional services rendered in connection with the audit of the annual financial statements, audit of the Company’s internal control over financial reporting and management’s assessment thereof, review of financial statements included in the Company’s quarterly reports on Form 10-Q and for services provided for statutory and regulatory filings or engagements, including those associated with one of our 50% owned joint ventures in China.

(2)	Includes fees incurred for assurance and related services and consultation on regulatory matters or accounting standards.

(3)	Includes fees incurred for tax return preparation and compliance and tax advice and tax planning.

(4)	Includes all other fees not included in the above categories.

Pre-approval Policies and Procedures

All of the services listed above and performed by the outside auditor were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. These procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the outside auditor may perform. The procedures require that prior to the beginning of each fiscal year, a description of the services (the “Service List”) in each of the Disclosure Categories expected to be performed by the outside auditor in the following fiscal year be presented to the Audit Committee for pre-approval.

Services provided by the outside auditor during the following year that are included in the Service List are pre-approved by the Audit Committee in accordance with its pre-approval policy and procedures. Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Pre-approval is typically reviewed and granted at regularly scheduled meetings of the Audit Committee; however, the authority to grant specific pre-approval between meetings, if necessary, has been delegated, subject to certain dollar limitations, to the Chairman of the Audit Committee. In the event of specific pre-approval granted by the Chairman between meetings of the Audit Committee, the Chairman is required to update the Audit Committee at its next regularly scheduled meeting on such grant.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee is provided a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the outside auditor when time is of the essence. The policy does not contain a de minimis provision that would provide retroactive approval for permissible non-audit services under certain circumstances.

On a periodic basis, the Audit Committee reviews the status of services and fees incurred to-date against the Service List and the forecast of remaining services and fees for the applicable fiscal year.

AUDIT COMMITTEE REPORT

The following report summarizes the Audit Committee’s actions during 2015. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In accordance with its written charter, the Audit Committee assists the Board of Directors by overseeing and monitoring:
(1)    the integrity of the Company’s financial statements;
(2)    the Company’s compliance with legal and regulatory requirements;
(3)    the outside auditor’s qualifications and independence; and

(4)	the performance of the Company’s internal control function, its system of internal and disclosure controls, and the outside auditor.
The members of the Audit Committee meet the applicable independence and experience requirements of the SEC and the NYSE and the standards for determining a director’s independence adopted by the Board.

During 2015, the Audit Committee met seven times.

The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2015 with management and Deloitte & Touche, the Company’s outside auditor. Management is responsible for the preparation of the Company’s financial statements, and the outside auditor is responsible for conducting an audit of such financial statements.

The Audit Committee has received from the outside auditor the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the outside auditor’s communications with the Audit Committee concerning independence, has discussed the independence of the outside auditor with the outside auditor and has satisfied itself as to the outside auditor’s independence.

The Committee reviewed with the outside auditor its audit plans, audit scope and identification of audit risks. The Audit Committee also discussed with management and the outside auditor the quality and adequacy of the Company’s internal control function and its system of internal and disclosure controls.

The Audit Committee discussed and reviewed with the outside auditor all communications required by SEC regulations and by the standards of the Public Company Accounting Oversight Board (United States), and, with and without management present, discussed and reviewed the results of the outside auditor’s examination of the financial statements.

The Audit Committee discussed, reviewed and monitored the Company’s plans and activities related to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 on a regular basis.

Based on the above-mentioned reviews and discussions with management and the outside auditor, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC. The Audit Committee also recommended the reappointment of the outside auditor, and the Board concurred with such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
John D. Rogers (Chairman)
K.C. Caldabaugh
William A. Finn

OTHER INFORMATION

Stockholder Proposals and Director Nominations for the 2017 Annual Meeting

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy for the 2017 Annual Meeting of Stockholders must be received by the Company’s General Counsel and Secretary at the Company’s principal executive office no later than November 11, 2016. All proposals for inclusion in the Company’s proxy statement must comply with all of the requirements of Rule 14a-8 under the Exchange Act.

Pursuant to Paragraphs 15 and 19 of the Company’s By-Laws, stockholders must give advance notice of other business to be addressed, or nominations for director, at the 2017 Annual Meeting not earlier than December 22, 2016 and not later than January 21, 2017. All proposals and nominations must comply with all of the requirements set forth in the Company’s By-Laws, a copy of which may be obtained from the Company’s General Counsel and Secretary.

Annual Report on Form 10-K and Proxy Statement

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including the consolidated financial statements and schedules thereto, but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of February 25, 2016. Additional copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (excluding exhibits) will be provided without charge to each stockholder requesting such copies in writing. The written request should be directed to the Investor Relations Department at Schweitzer-Mauduit International, Inc., 100 North Point Center East, Suite 600, Alpharetta, Georgia 30022. In addition, the Annual Report on Form 10-K, Notice of Meeting, Proxy Statement and form of proxy are available on the Company’s website at www.swmintl.com.

Communicating with the Board

Stockholders and interested parties may communicate directly with the Board or any of its members, including the Lead Non-Management Director, the Chairman of the Audit Committee and the independent directors as a group, by telephonic or written communication as set forth below. Each communication intended for the Board or any of its members and received by the Corporate Secretary that is related to the operation of the Company will be forwarded to the designated person. The Corporate Secretary may screen communications solely for the purpose of eliminating communications that are commercial in nature or not related to the operation of the Company and conducting appropriate security clearance. All communications relating to the operation of the Company shall be forwarded to the designated recipient in their entirety.

If by phone:
A voice mail message may be left identifying the individual to whom it is directed by calling (866) 528-2593. This is a toll free call and is monitored and accessible by the office of the Corporate Secretary of the Company. Messages received on this line will be maintained in confidence to the extent practicable.

If by mail:
A sealed envelope prominently marked “Confidential” on the outside of the envelope that is directed to the attention of any director(s), including the Lead Non-Management Director, the Chairman of the Audit Committee or the independent directors as a group, as appropriate, may be mailed to:

Corporate Secretary
Schweitzer-Mauduit International, Inc.
100 North Point Center East–Suite 600
Alpharetta, Georgia 30022

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preferences by marking the appropriate boxes on the enclosed proxy card or by voting over the Internet.

Appendix A
SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
2015 LONG-TERM INCENTIVE PLAN
I. INTRODUCTION
1.1    Purposes. The purposes of the Schweitzer-Mauduit International, Inc. 2015 Long-Term Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, Non-Employee Directors, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2    Certain Definitions.
“Affiliate” shall mean any corporation, limited liability company, partnership, joint-venture or similar entity in which the Company owns directly or indirectly, an equity interest possessing less than 50% but at least 20% of the combined voting power of the total outstanding equity interests of such entity.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless otherwise defined in an Agreement, the willful and continued failure to substantially perform the duties assigned by the Company, a Subsidiary or an Affiliate (other than a failure resulting from the award recipient’s disability), the willful engaging in conduct which is demonstrably injurious to the Company, a Subsidiary or an Affiliate (monetarily or otherwise), any act of dishonesty, the commission of a felony, the continued failure to meet performance standards, excessive absenteeism, or a significant violation of any statutory or common law duty of loyalty to the Company, a Subsidiary or an Affiliate.

“Change in Control” shall mean (i) a third person, including a “group” as defined in Section 13(d)(3) of the Exchange Act, consummates the acquisition of actual or beneficial ownership of shares of the Company having 30% or more of the total number of votes that may be cast for the election of directors of the Board; or (ii) as the result of the consummation of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board or any successor to the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) independent” within the meaning of the rules of the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.10 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Schweitzer-Mauduit International, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing price of a share of Common Stock as reported on the New York Stock Exchange on the day immediately preceding the date as of which such value is being determined or, if the Common Stock is not listed on the New York Stock Exchange as of such date, the closing price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the day immediately preceding the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the last preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or methods as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Good Reason” shall mean, unless otherwise defined in an Agreement, the occurrence of one or more of the following without the participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the participant describing the applicable circumstances (which notice must be provided by the participant within ninety (90) days after the participant’s knowledge of the applicable circumstances): (i) a material diminution in the Participant’s base compensation; (ii) a material diminution in the participant’s authority, duties, or responsibilities; (iii) a material change in the geographic location at which the participant must perform services; or (iv) any other action or inaction that constitutes a material breach by the Company of the agreement under which the participant provides services; provided, however, in the event of a termination due to “Good Reason” the participant must terminate employment within two years following the initial occurrence of the circumstance constituting good reason.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.
“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the grant or vesting of the holder’s interest, in the case of a Restricted Stock Award, of all or a portion of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, to the holder’s receipt of all or a portion of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be based exclusively on one or more of the following corporate-wide or subsidiary, division, business operating unit, geographic or individual objectives: the attainment by a share of Common Stock of a specified Fair Market Value for, or at, a specified period of time; increase in stockholder value; earnings per share; net assets; return on net assets; return on equity; return on investments; return on capital or invested capital; return on sales; debt to capital ratios; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest and/or taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market segment share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; economic profit; gross profit or margin; operating profit or margin; net cash provided by operations; working capital and/or its components; price-to-earnings growth; revenues from new product development; percentage of revenues derived from designated lines of business and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market segment penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, compliance, efficiency, and acquisitions or divestitures, or any combination of the foregoing. Each such Performance Measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, geographic areas, or business operating units) or the past or current performance of other companies (or a combination of such past and current performance). The applicable Performance Measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any Performance Measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements, changes in law or accounting principles, or changes in the capital structure of the Company (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a “covered employee,” within the meaning of Section 162(m) of the Code, to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not “covered employees” and who, in the Committee’s judgment, are not likely to be “covered employees” at any time during the applicable performance period or during any period in which an award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, business operating unit, geographic or individual measures, whether or not listed herein. The Performance Measures shall be subject to such other special rules and conditions as the Committee may establish; provided, however, that to the extent such goals relate to awards to “covered employees,” such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Schweitzer-Mauduit International, Inc. Restricted Stock Plan and each other plan previously maintained by the Company under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent provided in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to an award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to an award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing 50% or more of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.
“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).
“Unrestricted Stock” shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.
“Unrestricted Stock Award” shall mean an award of Unrestricted Stock under this Plan.
1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Unrestricted Stock; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority under the Plan to the Board or, subject to applicable law, to the Chief Executive Officer or such other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award granted pursuant to such delegation to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4    Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries and Affiliates as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as provided otherwise in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary or an Affiliate, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on a leave of absence.

1.5    Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 5,000,000 shares of Common Stock shall initially be available for all awards under this Plan and no more than 5,000,000 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to 3.80 times the number of shares subject to such Stock Award or Performance Award.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, such shares of Common Stock shall again be available for re-issuance under this Plan. In addition, shares of Common Stock subject to an award under this Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or a SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

1.6    Per Person Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 750,000, subject to adjustment as provided in Section 5.7, (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures or Performance Awards denominated in Common Stock that may be earned by any person for each 12-month period during a Performance Period shall be 750,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned by any person for each 12-month period during a Performance Period with respect to Performance Awards denominated in cash shall be $10,000,000; provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for awards granted to a participant in the year in which such participant’s employment with the Company commences. The aggregate grant date fair value of shares of Common Stock that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $500,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the year in which a Non-Employee Director commences service on the Board and (ii) the limit set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
2.1    Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee; provided, however, that a participant may be granted an option only if the underlying Common Stock qualifies, with respect to such participant, as “service recipient stock” within the meaning set forth in Section 409A of the Code. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than seven (7) years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee; provided, however, that a participant may be granted a SAR only if the underlying Common Stock qualifies, with respect to such participant, as “service recipient stock” within the meaning set forth in Section 409A of the Code. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than seven (7) years after its date of grant; provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing shares of Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4    No Repricing. The Committee shall not without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5    Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III. STOCK AWARDS

3.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, Restricted Stock Unit Award or Unrestricted Stock Award.

3.2    Terms of Unrestricted Stock Awards. The number of shares of Common Stock subject to an Unrestricted Stock Award shall be determined by the Committee. Unrestricted Stock Awards shall not be subject to any Restriction Periods or Performance Measures; provided, however, Unrestricted Stock Awards shall be limited so that the Common Stock subject to all Unrestricted Stock Awards does not exceed 5% of the total number of shares available for awards under this Plan. Upon the grant of an Unrestricted Stock Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or such shares shall be transferred to the holder in book entry form.

3.3    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)    Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that (i) a distribution with respect to shares of Common Stock, other than a regular cash dividend, and (ii) a regular cash dividend with respect to shares of Common Stock that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

3.4    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)     Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c    Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.
V. GENERAL

5.1    Effective Date and Term of Plan.  This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2015 annual meeting of stockholders and, if so approved, the Plan shall become effective as of the date on which the Plan was approved by the Company’s stockholders. Once effective, this Plan shall supersede and replace the Prior Plan; provided, that the Prior Plan shall remain in effect with respect to all outstanding awards granted under the Prior Plan until such awards have been exercised, forfeited, cancelled, expired, or otherwise terminated in accordance with the terms of such awards. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board; provided, however, that no Incentive Stock Options shall be granted after the tenth anniversary of the date on which the Plan was approved by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan.

5.2    Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the New York Stock Exchange, or any other stock exchange on which the Common Stock is then traded, or (ii) modify the prohibitions on the repricing or discounting of options and SARs contained in Section 2.4; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local, foreign or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate; provided, however, that if a fraction of a share of Common Stock would be required to satisfy the minimum statutory withholding taxes, then the number of shares of Common Stock to be delivered or withheld may be rounded up to the next nearest whole share of Common Stock.

5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto), the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures or a Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8    Change in Control. If an award holder’s employment is terminated by the Company, a Subsidiary or an Affiliate without Cause or by the holder for Good Reason (or otherwise terminates for an eligible reason according to the terms of the Company severance policy or an employment agreement applicable to the holder as of the effective date of a Change in Control) during the period commencing on and ending twenty-four months after the effective date of the Change in Control, then effective on the holder’s date of termination of employment (i) each outstanding option and SAR held by such holder shall become fully vested and exercisable, (ii) the Restriction Period applicable to each outstanding Stock Award held by such holder shall lapse, and (iii) Performance Awards shall vest or become exercisable or payable in accordance with the applicable Agreements; provided, however, that awards that provide for a deferral of compensation within the meaning of Section 409A of the Code shall be settled in accordance with the applicable Agreements, subject to the terms of the Plan and Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, each option or SAR granted to such holder shall remain exercisable by the holder (or his or her legal representative or similar person) until the earlier of (y) the date that is one-year following the award holder’s termination of employment under this section (or such longer period of time as may be required by local law) or, if an award holder is subject to a severance policy or employment agreement, the end of the severance period applicable to the holder under the Company severance policy or employment agreement (if any) applicable to the holder as of the effective date of a Change in Control, or (z) the expiration date of the term of the option or SAR.

5.9    Deferrals.  The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Stock Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any Affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any Affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12    Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

5.15    Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, and as otherwise required by applicable law as well as such additional policies which the Company may adopt on or before the applicable award is granted.

ANNUAL MEETING OF STOCKHOLDERS OF

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

April 21, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at www.swmintl.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20333000000000001000 5 042116

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class III Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ K.C. Caldabaugh
- ○ Frédéric P. Villoutreix
- ○ Anderson D. Warlick

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Confirm and ratify the Company's 2015 Long-Term Incentive Plan.	☐	☐	☐
3. Ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2016.	☐	☐	☐

NOTE: The proxies are authorized to vote, at their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders and the 2015 Annual Report to Stockholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Please mark here if you plan to attend the meeting. ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.